UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NGP Capital Resources Company

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NGP CAPITAL RESOURCES COMPANY
909 Fannin, Suite 3800
Houston, Texas 77010
(713) 752-0062

August 25, 2014

Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of NGP Capital Resources Company, a Maryland corporation, to be held on Monday, September 29, 2014, at 10:00 a.m., local time, at the Four Seasons Hotel located at 1300 Lamar Street, Houston, Texas 77010.

The notice of annual meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, you will be asked to (i) approve the Proposed Investment Advisory Agreement, pursuant to which Oak Hill Advisors, L.P. would be appointed as the new investment advisor of NGP Capital Resources Company, as more fully described in the enclosed proxy statement; (ii) elect one Class I director to the Board of Directors; (iii) consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; (iv) approve any motion properly brought before the annual meeting to adjourn the annual meeting, if necessary, to solicit additional votes in favor of the proposal to approve the Proposed Investment Advisory Agreement; and (v) transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

It is important that your shares be represented, either in person or by proxy, at the annual meeting. We urge you to vote your shares as soon as possible even if you currently plan to attend the annual meeting. The enclosed proxy card contains instructions for voting over the Internet, by telephone or by returning your proxy card via mail. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the annual meeting. Your vote and participation in our governance are very important to us. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE PROPOSED INVESTMENT ADVISORY AGREEMENT, PURSUANT TO WHICH OAK HILL ADVISORS, L.P. WOULD BE APPOINTED AS THE NEW INVESTMENT ADVISOR OF NGP CAPITAL RESOURCES COMPANY, “FOR” THE DIRECTOR NOMINEE, “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014 AND “FOR” THE PROPOSAL TO APPROVE ANY MOTION PROPERLY BROUGHT BEFORE THE ANNUAL MEETING TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL VOTES IN FAVOR OF THE PROPOSAL TO APPROVE THE PROPOSED INVESTMENT ADVISORY AGREEMENT.

Sincerely yours,

Stephen K. Gardner
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be held on September 29, 2014. The Notice of Annual Meeting of Stockholders, Proxy Statement, Proxy Card and 2013 Annual Report to Stockholders are available at http://ngpcapital.investorroom.com. On this site, you will be able to access our Proxy Statement, our 2013 Annual Report to Stockholders and any amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

NGP CAPITAL RESOURCES COMPANY
909 Fannin, Suite 3800
Houston, Texas 77010
(713) 752-0062

Notice of 2014 Annual Meeting of Stockholders

To be Held on September 29, 2014

NOTICE IS HEREBY GIVEN that the 2014 annual meeting of stockholders of NGP Capital Resources Company, a Maryland corporation (the “Company”), will be held as provided herein.

TIME	10:00 a.m., local time, on Monday, September 29, 2014.
PLACE	The Four Seasons Hotel located at 1300 Lamar Street, Houston, Texas 77010.
ITEMS OF BUSINESS

(1)

To consider and vote upon the Proposed Investment Advisory Agreement, pursuant to which Oak Hill Advisors, L.P. would be appointed as the new investment advisor of NGP Capital Resources Company, as further described in the accompanying proxy statement;

(2) To consider and vote upon the election of one Class I director to hold office until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified;
(3) To consider and vote upon the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;

(4)

To consider and vote upon a proposal to approve any motion properly brought before the annual meeting to adjourn the annual meeting, if necessary, to solicit additional votes in favor of the proposal to approve the Proposed Investment Advisory Agreement; and

(5) To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.
RECORD DATE	The Board of Directors has fixed the close of business on August 20, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at this annual meeting and any postponements or adjournments of the meeting.
VOTING BY PROXY	Please authorize a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may authorize your proxy by Internet, telephone or mail. For specific instructions, please refer to the Proxy Statement on page 1 and the instructions on the proxy card.

THE BOARD OF DIRECTORS, INCLUDING THE INDEPENDENT DIRECTORS, RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO APPROVE THE PROPOSED INVESTMENT ADVISORY AGREEMENT, PURSUANT TO WHICH OAK HILL ADVISORS, L.P. WOULD BE APPOINTED AS THE NEW INVESTMENT ADVISOR OF NGP CAPITAL RESOURCES COMPANY, “FOR” THE ELECTION OF THE DIRECTOR NOMINEE, “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014 AND “FOR” THE PROPOSAL TO APPROVE ANY MOTION PROPERLY BROUGHT BEFORE THE ANNUAL MEETING TO ADJOURN THE ANNUAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL VOTES IN FAVOR OF THE PROPOSAL TO APPROVE THE PROPOSED INVESTMENT ADVISORY AGREEMENT.

You have the option to revoke your proxy at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting. If there are not sufficient shares present for a quorum or sufficient votes to approve the foregoing proposals at the time of the annual meeting, the chairman of the meeting may move for one or more adjournments of the meeting in order to permit further solicitation of proxies by the Company.

By order of the Board of Directors,

L. Scott Biar
Corporate Secretary

August 25, 2014
Houston, Texas

The accompanying proxy statement and proxy card are being distributed to our stockholders on or about August 25, 2014.

i

NGP CAPITAL RESOURCES COMPANY
909 Fannin, Suite 3800
Houston, Texas 77010

PROXY STATEMENT

2014 Annual Meeting of Stockholders

This proxy statement contains information relating to the 2014 annual meeting (the “annual meeting” or “meeting”) of stockholders of NGP Capital Resources Company, a Maryland corporation (the “Company”, “we”, “us” or “our”), to be held on September 29, 2014 beginning at 10:00 a.m., local time, at the Four Seasons Hotel located at 1300 Lamar Street, Houston, Texas 77010, and any postponements or adjournments thereof, and is furnished in connection with the solicitation of proxies by our Board of Directors to be voted at the annual meeting. This proxy statement and accompanying proxy card are first being mailed to stockholders on or about August 25, 2014.

Important Notice Regarding the Availability of Proxy Materials for the 2014 Annual Meeting of Stockholders to be held on September 29, 2014. The Notice of 2014 Annual Meeting of Stockholders, Proxy Statement and Proxy Card are available at http://ngpcapital.investorroom.com. On this site, you will be able to access our Proxy Statement and any amendments or supplements to the foregoing materials that are required to be furnished to stockholders.

We encourage you to vote your shares, either by voting in person at the meeting or by authorizing a proxy (i.e., authorizing someone to vote your shares). You may authorize a proxy by telephone by using the toll-free number listed on the proxy card, by the Internet at the website for Internet voting listed on the proxy card or you may mark, date, sign and mail the enclosed proxy card. If you vote by authorizing a proxy, the proxy holders will vote the shares according to your instructions. If you give no instructions on the proxy card, the shares covered by the proxy card will be voted “FOR” the approval of the proposed Investment Advisory Agreement, pursuant to which Oak Hill Advisors, L.P. (“OHA”) would be appointed as the new investment advisor of NGP Capital Resources Company (the “Proposed Investment Advisory Agreement”), “FOR” the election of the director nominee, “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 and “FOR” the approval of any motion properly brought before the annual meeting to adjourn the annual meeting, if necessary, to solicit additional votes in favor of the proposal to approve the Proposed Investment Advisory Agreement.

The Board of Directors is not aware of any matter to be properly presented for consideration at the annual meeting other than the matters set forth herein. If any motion properly presented at the meeting requiring a vote of stockholders arises, the persons named as proxies will vote on such matter in accordance with their discretion. The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

You may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by submitting a properly executed, later-dated proxy, (which automatically revokes the earlier proxy instructions) by sending a written revocation of proxy to the Company at its principal executive office via mail or submitting a subsequent proxy by telephone or via the Internet, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously authorized proxy to be revoked unless you specifically so request.

If you hold your shares in “street name” (that is, as beneficial owner through a bank, broker or other nominee), your nominee will not vote your shares (except with respect to Proposal 3) unless you provide instructions to your nominee on how to vote your shares. If you hold shares in “street name”, you will receive instructions from your nominee that you must follow in order to have your proxy authorized, or you may contact your nominee directly to request these voting instructions. You should instruct your nominee how to vote your shares by following the directions provided by your nominee. Shares held beneficially in “street name” may be voted in person by you only if, with respect to those shares, you obtain a signed proxy from the record holder (your broker, bank or other nominee is considered the stockholder of record) authorizing you to vote the shares. In addition, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the close of business on the record date.

If you receive more than one proxy or voting instruction card, it means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive. We will announce preliminary voting results at the annual meeting and publish the final results in a Current Report on Form 8-K filed within four business days after the end of the annual meeting.

Purpose of Meeting

At our annual meeting, stockholders will be asked to consider and vote upon (i) the approval of the Proposed Investment Advisory Agreement, pursuant to which OHA would be appointed as the new investment advisor of NGP Capital Resources Company; (ii) the election of one Class I director to serve until the 2017 annual meeting of stockholders and until his successor is duly elected and qualified; (iii) the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; (iv) a proposal to approve any motion properly brought before the annual meeting to adjourn the annual meeting, if necessary, to solicit additional votes in favor of the Proposed Investment Advisory Agreement; and (v) to consider such other business which may properly come before the meeting or any postponement or adjournment thereof.

Record Date and Quorum

Only stockholders of record at the close of business on August 20, 2014, the record date for the annual meeting, which we refer to as the Record Date, are entitled to receive notice of and to vote at the annual meeting. If you were a stockholder of record on that date, you will be entitled to vote all of the shares that you owned of record on that date at the annual meeting and at any postponements or adjournments thereof. There were 20,499,188 shares of our common stock outstanding on the Record Date. Each share of common stock entitles the holder thereof to one vote.

A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of holders of shares of stock entitled to cast a majority of the votes entitled to be cast will constitute a quorum.

Submitting Voting Instructions for Shares Held Through a Broker

If you hold shares of common stock through a broker, bank or other nominee, you must follow the voting instructions you receive from your broker, bank or nominee. If you hold shares of common stock through a broker, bank or other nominee and you want to vote in person at the annual meeting, you must obtain a legal proxy from the record holder of your shares and present it at the annual meeting. You may also authorize a proxy to vote your shares by telephone or over the Internet if your broker, bank or other nominee makes these methods available, in which case your broker, bank or other nominee has provided applicable instructions to do so. If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee is not permitted to vote your shares on any proposal properly presented at the meeting (other than Proposal 3).

Authorizing a Proxy for Shares Held in Your Name

Shares held by a broker, bank or other nominee for which the nominee has not received voting instructions from the record holder and does not have discretionary authority to vote the shares on certain proposals (which are considered “broker non-votes” with respect to such proposals) will be treated as shares present for quorum purposes. Abstentions will also be treated as shares present for purposes of calculating whether a quorum is present at the meeting.

If you are the beneficial owner of your shares, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. “Broker non-votes” represent votes that could have been cast on a particular matter by a brokerage firm, as a stockholder of record, but that were not cast because the brokerage firm lacked discretionary voting authority on the matter and did not receive voting instructions from the beneficial owner of the shares. Under the rules of the New York Stock Exchange (“NYSE”), your brokerage firm or other nominee that is subject to such rules does not have discretion to vote your shares on non-routine matters such as Proposals 1, 2 and 4. For purposes of the vote on Proposals 1 and 2, abstentions and broker non-votes will have the same effect as votes against the proposal. For purposes of the vote on Proposal 3 and 4, abstentions and broker non-votes, if any, will have no effect on the proposals.

Revoking Your Proxy

Whether you vote in person, by mail, by telephone or via the Internet you may change your proxy instructions at any time prior to the vote at the annual meeting. You may accomplish this by submitting by mail, by telephone or via the Internet, a properly executed, later-dated proxy, which automatically revokes the earlier proxy instructions, by giving notice of revocation to the Company in writing before or at the annual meeting or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

Votes Required to Adopt the Proposals

Approval of Proposed Investment Advisory Agreement.  The approval of the Proposed Investment Advisory Agreement, pursuant to which OHA would be appointed as the Company’s new investment advisor, requires the affirmative vote of the holders of a majority of the outstanding voting securities entitled to vote at the annual meeting. For purposes of the approval of Proposal 1, the Investment Company Act of 1940, as amended (the “1940 Act”), defines “a majority of the outstanding voting securities” as the lesser of: (1) 67% or more of the voting securities present at the annual meeting if the holders of more than 50% of the outstanding voting securities of the Company are present or represented by proxy at the annual meeting or (2) 50% of the outstanding voting securities of the Company. Stockholders may not cumulate their votes. If you hold your shares in street name, it is critical that you provide instructions to your broker or nominee on how to vote if you want your vote to count in the proposal to approve the Proposed Investment Advisory Agreement. If you do not give your broker or nominee specific instructions on how to vote for you or, if you hold your shares in your own name and you do not authorize a proxy by returning a proxy card or voting via telephone or Internet, or you do not vote at the meeting, no vote will be cast on your behalf in the proposal to approve the Proposed Investment Advisory Agreement, which will have the effect of a vote against the proposal.

If Proposal 1 is not approved by the stockholders, the Company’s existing investment advisor and administrator will continue as the Company’s investment advisor and administrator under the existing agreements pursuant to the terms currently in place.

Election of Director.  The election of a director requires the vote of a majority of the shares of stock outstanding and entitled to vote thereon. Stockholders may not cumulate their votes. If you vote to withhold authority with respect to a nominee, your shares will not be voted with respect to the person indicated. Because directors are elected by the vote of a majority of the shares of common stock outstanding and entitled to vote thereon, votes to withhold authority will have the effect of a vote against a nominee.

If you hold your shares in street name, it is critical that you provide instructions to your broker or nominee on how to vote if you want it to count in the election. If you do not give your broker or nominee specific instructions on how to vote for you or, if you hold your shares in your own name and you do not authorize a proxy by returning a proxy card or voting via telephone or Internet, or you do not vote at the meeting, no vote will be cast on your behalf in the director election, which will have the effect of a vote against the director nominee.

Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2014.  The ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014 requires the affirmative vote of a majority of the votes cast on the proposal at the meeting. Stockholders may not cumulate their votes. Abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote, although they will be counted for purposes of determining whether there is a quorum.

Adjourn Annual Meeting.  Approval of Proposal 4, to approve any motion properly brought before the annual meeting to adjourn the annual meeting, if necessary, to solicit additional votes in favor of the proposal to approve the Proposed Investment Advisory Agreement, requires the affirmative vote of a majority of the votes cast on the proposal at the meeting. If you do not give your broker or nominee specific instructions on how to vote for you or, if you hold your shares in your own name and you do not authorize a proxy by returning a proxy card or voting via telephone or Internet, or you do not vote at the meeting, no vote will be cast on your behalf with respect to this proposal, which will have the effect of a vote against the proposal.

Information Regarding this Solicitation

The proxies being solicited hereby are being solicited by our Board of Directors. The cost of soliciting proxies in the enclosed form will be paid by us. Our officers and regular employees and NGP Investment Advisor, LP, which we refer to as NGPIA, and NGP Administration, LLC, which we refer to as NGPA, may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, facsimile or electronic means. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

The Company has engaged the services of Alliance Advisors, LLC, which we refer to as Alliance, for the purpose of assisting in the solicitation of proxies (including broker search and delivery services) at a cost of approximately $7,000 plus reimbursement of certain expenses and fees for additional services requested. Please note that Alliance may solicit stockholder proxies by telephone on behalf of the Company. They will not attempt to influence how you vote your shares, but only ask that you take the time to cast a vote. You may be asked if you would like to vote over the phone and have your vote transmitted to our proxy tabulation firm.

Security Ownership of Certain Beneficial Owners and Management

As of the Record Date, to our knowledge, there were no persons that owned 25% or more of the outstanding voting securities and no person would be deemed to control us, as such term is defined in the 1940 Act.

Our directors are divided into two groups — interested directors and independent directors. Interested directors are “interested persons” of us, as defined in the 1940 Act.

The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) as of August 20, 2014, by (1) any person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each of our directors and nominees for director, (3) our chief executive officer and certain other executive officers and (4) all directors and executive officers as a group. The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of July 18, 2014, through the exercise of any stock option or other right. Unless otherwise indicated, each person has the sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table. Unless known otherwise by us, the beneficial ownership information is based on the most recent Form 3, Form 4, Form 5, Schedule 13D or Schedule 13G, as applicable.

Unless otherwise noted below, the address of each person listed in the table below is 909 Fannin, Suite 3800, Houston, Texas 77010.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percent of Class(2)	Dollar Range of Equity Securities Beneficially Owned by Directors(3)(4)(5)(6)
Beneficial owners of more than 5%
None
Independent Directors
Lon C. Kile	11,299	*	$50,001 – $100,000
Edward W. Blessing	15,000	*	$50,001 – $100,000
William K. White	—	—	None
Interested Directors
Kenneth A. Hersh(7)	706,769	3.45%	Over $1,000,000
David R. Albin(8)	151,562	*	$500,001 – $1,000,000
Executive Officers
Stephen K. Gardner(9)	80,402	*	N/A
L. Scott Biar	42,846	*	N/A
Directors and Executive Officers as a group (7 persons)	1,007,878	4.92%	N/A

*	Indicates less than one percent.
(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended.
(2)	Based on a total of 20,499,188 shares of our common stock issued and outstanding on August 20, 2014.
(3)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended.
(4)	Dollar ranges are as follows: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, $100,001 – $500,000, $500,001 – $1,000,000; or Over $1,000,000.
(5)	The dollar range of the equity securities beneficially owned is calculated by multiplying $6.12, the closing price of the common stock as of August 20, 2014, as reported on the Nasdaq Global Select Market, by the number of shares.
(6)	Includes only shares of NGP Capital Resources Company. There are no other funds in the family of investment companies.
(7)	NGP Energy Capital Management, LLC (“NGP”), which is the sole limited partner of NGPIA, owns 100 shares of the Company. Mr. Hersh is an officer and manager of NGP, but he disclaims beneficial ownership of these shares.
(8)	NGP owns 100 shares of the Company. Mr. Albin is an officer and manager of NGP, but he disclaims beneficial ownership of these shares.
(9)	Each of Mr. Gardner’s son and daughter hold an aggregate of 7,488 shares in their respective UGMA accounts. Mr. Gardner retains control over voting and investment decisions of these accounts but disclaims beneficial ownership of these shares.

For the period ended December 31, 2013, none of the independent directors or their immediate family members owned any shares of NGPIA or in any person directly or indirectly controlling, controlled by, or under common control with NGPIA. However, Mr. Albin and Mr. Hersh have indirect interests, through several entities, in NGPIA. The nature of both Mr. Albin’s and Mr. Hersh’s indirect interest in NGPIA is less than 25% of its total partnership interests, but the specific value varies from time to time.

PROPOSAL 1 — TO APPROVE THE PROPOSED INVESTMENT ADVISORY AGREEMENT

General

Stockholders of the Company are being asked to consider and vote on a proposal to approve the Proposed Investment Advisory Agreement between the Company and Oak Hill Advisors, L.P. (“OHA”). The Proposed Investment Advisory Agreement is attached as Exhibit A to this proxy statement. At a meeting of the Board of Directors held on July 18, 2014, the Board of Directors, including all of the directors who are not “interested persons” of the Company as defined in the 1940 Act, voted to approve the Proposed Investment Advisory Agreement and determined that the Proposed Investment Advisory Agreement is in the best interests of the Company and its stockholders. The Board of Directors then recommended that the stockholders of the Company vote to approve the Proposed Investment Advisory Agreement.

The Parties

The Company is a financial services company created to invest primarily in small and mid-size private energy companies. In 2012, we expanded our investment strategy to also include middle market companies not engaged in the energy industry. Our investment objective is to generate both current income and capital appreciation primarily through debt investments with certain equity components. We are a closed-end, non-diversified management investment company that has elected to be regulated as a business development company, or a BDC, under the 1940 Act. In addition, for federal income tax purposes, we operate so as to be treated as a regulated investment company, or a RIC, under the Internal Revenue Code of 1986, as amended, or the Code. We were founded as a Maryland corporation in July 2004 and completed our initial public offering on November 10, 2004.

OHA is a leading independent investment firm specializing in high yield bonds, leveraged loans, direct lending, distressed investments, mortgage strategies and corporate structured products. The firm’s investment activities are concentrated in the United States and Europe. With approximately $23.2 billion of capital under management (estimated as of June 1, 2014, pro forma for capital flows during the month of June and including net asset value, portfolio value and/or unfunded capital), OHA manages credit hedge funds, long-only funds, distressed funds, other specialty credit funds and customized mandates. The firm’s investment activities are driven by a fundamental value-oriented philosophy focused on credit analysis, relative value analysis, risk-adjusted return generation, loss avoidance and active risk management that has been in place for more than two decades. The firm became registered as an Investment Adviser with the SEC on March 25, 2004. Additional information about OHA is available on the firm’s website (www.oakhilladvisors.com). Information contained on or connected to OHA’s website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing that we or OHA files with the SEC.

The current members of the Board of Directors, including the director nominee up for election at this meeting, will resign upon closing, if Proposal 1 is approved. The size of the Board of Directors will not change. Three new independent directors nominated by OHA and two new directors affiliated with OHA will take office upon closing.

General Description of the Transactions

Subject to approval by the Company’s stockholders of the Proposed Investment Advisory Agreement between the Company and OHA, the Company and OHA will enter into a series of agreements and transactions (collectively, the “Transactions”) to be closed simultaneously, that will result in: (i) a new investment advisory agreement with OHA; (ii) a new administration agreement with OHA; (iii) a change in the name of the Company from “NGP Capital Resources Company” to a name selected and approved by OHA, which is expected to be “OHA Investment Corporation”; (iv) a change in the stock or ticker symbol of the Company’s common stock from “NGPC” to a symbol selected and approved by OHA, which is expected to be “OHAI”, (v) a modification of the Company’s investment strategy; (vi) a change in the composition of the investment management team; (vii) a change in the composition of the Company’s Board of Directors; and (viii) the investment of additional capital in the Company.

On July 21, 2014, we entered into the Stock Purchase and Transaction Agreement (the “SPA”) with OHA BDC Investor, LLC, a Delaware limited liability company (the “Investor”) and OHA pursuant to which,

among other things and subject to the terms and conditions therein, the Investor will purchase up to $5,000,000 of common stock of the Company, of which $1,000,000 will be paid to the Company upon the closing of the Transactions (the “Closing”) at a price equal to net asset value (“NAV”) per share, as determined by the Board of Directors within 48 hours of the Closing, in exchange for newly-issued shares of common stock of the Company, and the remaining shares of common stock of the Company will be purchased during the 12 months immediately following the Closing in open market purchases in accordance with the terms of a stock purchase plan executed at the Closing under the SPA. If after 12 months following the Closing the Investor has not purchased all of the shares of common stock of the Company under the stock purchase plan for an aggregate purchase price of $4,000,000, the Investor shall purchase the remaining balance in newly-issued shares of common stock from the Company at a price per share equal to NAV per share, as determined by the Board of Directors within 48 hours of such purchase. If the conditions to closing under the SPA are satisfied, at the Closing, in addition to the sale of $1,000,000 of common stock of the Company to the Investor in a private transaction that is exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D thereunder, pursuant to the terms of the SPA, we will (i) replace NGPIA as the Company’s investment advisor with OHA, by executing the Proposed Investment Advisory Agreement, subject to stockholder approval of this Proposal 1; and (ii) replace NGPA as the Company’s administrator with OHA by executing a new Administration Agreement.

If the Transactions are successfully consummated, OHA will not be reimbursed by the Company for any expenses it incurs in connection with the Transactions. Under the SPA, we are obligated to pay OHA a termination fee of $1,500,000 and reimburse OHA for up to $250,000 in reasonable and documented out-of-pocket third party expenses it incurs in connection with the Transactions in the event that the Investor terminates the SPA because either (i) our Board of Directors withdraws its recommendation of approval of the Transactions or does not promptly reaffirm its recommendation of approval of the Transactions should a competing transaction proposal be presented to us; (ii) we materially breach our obligations under the SPA to recommend approval of Proposal 1, to hold the annual meeting described in this proxy statement or not to solicit competing transaction proposals; or (iii) we fail to consummate the Transactions despite the satisfaction of the Company’s conditions to closing under the SPA including, without limitation, the approval of Proposal 1 by the Company’s stockholders, and OHA’s willingness and ability to close. We are also obligated under the SPA to reimburse OHA for reasonable and documented out-of-pocket third party expenses it incurs in connection with the Transactions, subject to the same $250,000 cap, in the event that the Investor terminates the SPA because either (i) Proposal 1 is not approved by the Company’s stockholders despite the Board of Directors recommendation of approval; or (ii) we cannot satisfy the condition to Closing set forth in the SPA regarding the accuracy of our representations and warranties and the performance of our obligations under the SPA. We may terminate the SPA in the event our Board of Directors withdraws its recommendation of approval of the Transactions or does not promptly reaffirm its recommendation of approval of the Transactions following a written request by OHA to do so should a competing transaction proposal be presented to us, in which case we are also obligated under the SPA to pay OHA the $1,500,000 termination fee and reimburse OHA for reasonable and documented out-of-pocket third party expenses it incurs in connection with the Transactions, subject to the same $250,000 cap.

In addition, as a condition to Closing and in each case to be effective as of the Closing, the Company is required to procure the resignations of David R. Albin and Kenneth A. Hersh, both of whom are interested directors of the Company, as well as Edward W. Blessing (the director nominee up for election at this meeting), Lon C. Kile and William K. White, each of whom is an independent director of the Company, as members of the Board of Directors and to appoint Glenn R. August and Robert B. Okun, both of whom are affiliates of OHA (the “OHA Directors”), and Stuart I. Oran, James A. Stern and Frank V. Tannura (the “New Independent Directors”) as members of the Board of Directors. The OHA Directors and the New Independent Directors will be appointed by the current Board of Directors to fill the vacancies created by the resignations described above, and the OHA Directors and the New Independent Directors will be appointed to the class of directors as determined by the Board of Directors in accordance with the Company’s organizational documents. The Company’s stockholders will have the opportunity to vote for each of the OHA Directors and the New Independent Directors when his or her class of directors is up for election. In addition, all officers of the Company will resign at Closing and the Board of Directors will appoint Robert W. Long as the

Company’s Chief Executive Officer. Promptly following the Closing, the Board of Directors will select a suitable person or persons to serve as the Company’s Chief Financial Officer and Chief Compliance Officer.

As soon as reasonably practicable after the Closing, the Company will (i) change its name from “NGP Capital Resources Company” to a name selected and approved by OHA, which is expected to be “OHA Investment Corporation”, and (ii) subject to the requisite approval of NASDAQ, change its stock or ticker symbol for its common stock from “NGPC” to a symbol selected and approved by OHA, which is expected to be “OHAI.” Additionally, upon Closing, that certain trademark license agreement between the Company and NGP for the Company’s use of the “Natural Gas Partners” and “NGP” names will terminate.

The description of the provisions of the SPA set forth above is qualified in its entirety by reference to the complete text of the SPA which was attached as an exhibit to our Current Report on Form 8-K filed with the SEC on July 21, 2014, and is incorporated herein by reference.

Summary of Strategic Alternatives Review

Since its initial public offering in November 2004, the Company has focused primarily on investing in debt securities of small and mid-size private energy companies. The Company has incurred a number of investment losses over the years, in part due to the cyclical nature of the U.S. energy industry and the financial crisis of 2008, and the Company has been unable to fully recoup such losses through capital gains on other investments. The Company expanded its investment strategy in 2012 to include middle market companies not engaged in the energy industry, and has since closed three investment transactions sourced from private equity sponsors within the middle market sector. Nevertheless, the Company’s investment portfolio has remained highly concentrated in energy investments and in a relatively small number of individual investments. This industry and asset concentration in the investment portfolio has limited the Company’s ability to attract new sources of capital relative to other business development companies with broader investment strategies, thereby limiting the Company’s ability to increase the size of its portfolio and earnings potential. The combination of all these factors has resulted in the Company’s stock trading at a significant discount to its net asset value for a number of years.

In the latter part of 2012 and early 2013, our Board of Directors received several unsolicited inquiries from third parties relating to potential strategic transactions involving potential acquisitions of all or part of the Company’s investment portfolio and certain business combination proposals. None of these inquiries developed beyond informal discussions between such third parties and the Company. Given the Board’s desire to entertain a strategic transaction or fundamental change that would be beneficial to the Company’s stockholders, in September 2013, our Board of Directors engaged Keefe, Bruyette & Woods, a Stifel company, which we refer to as KBW, as its financial advisor to evaluate strategic alternatives to enhance stockholder value. The Board of Directors, with the assistance of KBW, was willing to consider a wide range of options. Initially, KBW commenced a broad solicitation by contacting 140 potential counterparties, 63 of which executed non-disclosure agreements regarding a potential transaction and 18 of which submitted non-binding indications of interest. The indications of interest can be categorized generally as follows:

•	Corporate level transactions involving the sale or merger of the Company;
•	Asset transactions involving the sale of some or all of the Company’s investment portfolio to another investment fund;
•	Orderly wind downs or liquidations of the investment portfolio; and
•	Alternative transactions involving changes in the investment advisor and in the Company’s investment strategy, some of which proposals included the injection of new capital into the business.

The Board of Directors initially chose to pursue negotiations of corporate level transactions, for which there were numerous proposals, as the Board of Directors believed that such a transaction would provide the potentially highest value and flexibility to the Company’s stockholders, resulting in a larger combined company with more liquidity and earnings potential than the Company on a standalone basis. These efforts led to an extended negotiation with a potential merger partner. However, as the negotiations progressed, it became clear to the Board of Directors that “full monetization” of the value of the Company’s existing portfolio through this type of transaction with any party would likely result in the Company’s stockholders receiving inadequate value for their shares.

As a result, in April of 2014, the Board of Directors chose to shift its focus to the following objectives:

•	Preserve the opportunity for stockholders to receive the full value of the Company’s net assets;
•	Revise the Company’s investment strategy to phase out primary reliance on loan originations to small energy companies to a focus on broader middle market credits including originated, syndicated and structured loans;
•	Reduce the cost of managing the investment portfolio, relative to its size; and
•	Bring additional capital or assets into the Company on a non-dilutive basis to existing stockholders.

In order to accomplish these objectives, the Board of Directors sought a transaction with a third party that has experience and a solid track record of executing this or a similar business strategy, as well as a large and broad investment platform through which it can source investment opportunities. As a result, KBW contacted several parties who had expressed, or KBW believed had, an interest in becoming the Company’s external investment advisor. Each of these parties had participated at some point in the Company’s strategic alternatives process. The Board of Directors entered into discussions with certain of these parties, including OHA, each of whom had existing debt origination platforms but were not associated with publicly-traded business development companies. After multiple discussions with each party, the Board of Directors determined that OHA’s proposal provided the most attractive terms for, and would be in the best interest of, the Company and the Company’s stockholders. On June 10, 2014, the Company and OHA agreed to a term sheet and began to exclusively negotiate definitive agreements in connection with the Transactions proposed hereby.

In making its determination to recommend that the Investment Advisory Agreement, dated November 9, 2004, between the Company and NGPIA (the “Current Investment Advisory Agreement”) be replaced by the Proposed Investment Advisory Agreement with OHA, the Board of Directors considered the following factors:

Experienced Fixed Income Credit Market Specialist.  OHA (along with its affiliated investment advisors and predecessor firms) has more than 20 years of experience and currently manages more than $23 billion of capital across a broad range of fixed income investments, including high yield bonds, leveraged loans, direct lending, distressed investments, mortgage strategies and corporate structured products (estimated as of June 1, 2014, pro forma for capital flows during the month of June and including net asset value, portfolio value and/or unfunded capital). Since September 2002, OHA has invested approximately $3 billion in approximately 100 direct lending investments in what OHA believes to be non-broadly syndicated debt investments in middle market companies that are sourced, originated, negotiated and/or structured by principals of OHA. Such direct lending investments have included first and second lien debt, mezzanine, distressed and other junior debt capital investments. OHA anticipates that the Company’s new investment strategy would primarily include these types of direct lending investments.

Proposed Investment Strategy.  OHA has a history of investing in debt securities across a wide spectrum of industries throughout the U.S. and Europe. OHA’s expected investment strategy for the Company will focus primarily on middle market private businesses in the United States. This market is significantly larger than the relatively narrow segment of the upstream energy industry in which the Company has historically focused most of its efforts. As a result, we believe this modified strategy is conducive to producing a larger universe of potential deals that will fit within the investment size and credit characteristics sought by the Company, thus providing the Company with better opportunities to grow the aggregate size of, and income generated by, its investment portfolio, while also reducing the level of asset and industry concentration and investment risk that the Company has historically experienced.

Large, Experienced Investment Team.  OHA (along with its affiliated investment advisors and predecessor firms) has a large, experienced team including 33 partners and managing directors and approximately 190 employees in New York, London, Los Angeles, Fort Worth and Sydney. By contrast, NGPIA currently has two (2) managing directors and 14 employees. We believe that OHA’s substantially larger investment platform will provide a broader investment focus and a greater number of investment opportunities to the Company. OHA has a substantial network of contacts within this broader market and extensive experience in originating and investing in syndicated credits in the broad middle market segment. In addition, OHA has significant investment history in the energy industry, such that OHA should be able to maximize the value to be realized from the Company’s existing energy-based investments.

Greater Access to Capital.  OHA is a well-established name in the financial services community. As OHA transitions the Company’s investment portfolio to a broader range of investments with less industry and individual asset concentration, we believe that the Company will be successful in attracting a larger number of commercial bank lenders into its syndicated investment credit facility, and at a lower overall borrowing cost. In addition, the Investor has agreed to purchase up to $5.0 million of the Company’s common stock over the first twelve months of the Proposed Investment Advisory Agreement, including $1.0 million to be funded at Closing to purchase newly-issued shares of the Company’s common stock at a share price equal to the Company’s net asset value per share as of the Closing.

Lower General and Administrative Overhead Costs.  Throughout its history, the Company has been the only investment fund for which NGPIA has been the investment advisor. Because OHA manages the investments of a number of larger, private investment funds, OHA will be able to leverage its existing infrastructure to also manage the Company’s investment portfolio, and OHA will allocate only a portion of its overhead costs to the Company. This should generally result in lower operating expenses for the Company, as a percentage of average net assets and as a percentage of investment income, than has been the case historically.

Lower Management Fee; Incentive Fees.  Under the Proposed Investment Advisory Agreement, the base management fee from the Company to OHA will be at an annual rate of 1.75% of total assets, with a 0.25% reduction in this annual rate for the first year following the Closing, but excluding cash, cash equivalents and U.S. treasury bills, in each case that are purchased with borrowed money for purposes of meeting quarter-end RIC diversification requirements. The base management fee under the Current Investment Advisory Agreement with NGPIA has been at an annual rate of 1.8% of total assets (0.45% quarterly), and inclusive of all cash and cash equivalents without any exclusions. The incentive fee structure in the Proposed Investment Advisory Agreement is comparable to that of most externally managed business development companies. However, if the Company’s operating results improve considerably in future periods, the amount of incentive fees under the Proposed Investment Advisory Agreement will exceed the amount of incentive fees that would have been due under the Current Investment Advisory Agreement. In considering this fee structure proposal, the Board of Directors determined that a lower base management fee, coupled with the potential for higher incentive fees, would more closely align the economic interests of OHA with the Company’s stockholders. A summary of the incentive fee structure in the Proposed Investment Advisory Agreement, and a general comparison of it to the incentive fee structure in the Current Investment Advisory Agreement, is provided under the heading “Proposed Investment Advisory Agreement and Proposed Administration Agreement”.

Termination Fee and Expense Reimbursement.  In connection with negotiating the terms of the overall transaction, the Board of Directors considered OHA’s proposal that the Company pay OHA a $2 million termination fee and reimburse OHA for certain transaction expenses in the event that the proposed transaction failed to close as a result of the decision by the Company to pursue another strategic alternative or as a result of a breach of any agreements related to the transactions by the Company, NGPIA or NGPA. The Board of Directors initially rejected the inclusion of any termination fee or expense reimbursement. OHA informed the Board of Directors that it was unwilling to pursue the transaction further without such protections. In considering the inclusion of the termination fee and the expense reimbursement as part of the overall transaction terms, the Board of Directors considered, among other things, the advice of the Company’s executive management and outside legal counsel with respect to market terms surrounding, and the enforceability of, such payments, the duration and the resulting impact on operations of the Company’s strategic alternatives process, the number of proposals received and evaluated by the Board over the course of the strategic alternatives process, the likelihood of the Board of Directors receiving a proposal superior to the OHA proposal given the fulsome process conducted up to that time and the Company’s prospects for securing an advisor of OHA’s caliber and quality without the requirement of paying termination fees or expense reimbursements. Considering all of the foregoing factors, the Board of Directors determined it reasonable, in the context of the proposed transaction with OHA, to negotiate a limited, $1.5 million termination fee and a capped expense reimbursement, provided that the termination fee would not be payable if the Company’s stockholders failed to approve the OHA transaction.

On July 21, 2014, the Company publicly announced that it had entered into an agreement with OHA pursuant to which OHA will become the Company's new investment advisor, subject to approval by the Company's stockholders and other conditions. Subsequent to this announcement, the Board received an unsolicited, written proposal from a third party also seeking to replace NGPIA as the investment advisor to the Company. The Board evaluated and discussed the proposal internally as well as with outside legal counsel and its financial advisor, and determined to discuss the proposal with representatives of the third party. After the third party entered into a confidentiality agreement with the Company, the Board invited representatives from the third party to present their proposal to the Board and answer questions from the Board regarding their proposal. Following such meeting, the Board deliberated on the totality of the qualitative and quantitative aspects of the third party proposal and the Transactions and determined that the third party proposal was not superior to the Transactions.

Proposed Investment Advisory Agreement and Proposed Administration Agreement

In addition to the Current Investment Advisory Agreement, the Company also has an Administration Agreement, dated November 9, 2004, between the Company and NGPA, the general partner of NGPIA (the “Current Administration Agreement” and together with the Current Investment Advisory Agreement, the “Current Agreements”). The Current Agreements were most recently extended on October 30, 2013 through November 9, 2014. Subject to the overall supervision of the Board of Directors, NGPA manages the day-to-day operations of the Company, and NGPIA provides investment advisory and management services to the Company. We are seeking stockholder approval to enter into the Proposed Investment Advisory Agreement with OHA so that OHA will take the place of NGPIA on substantially the same terms, except as described below, and provide substantially the same services to the Company. The Company, NGPIA and NGPA have entered into a Termination and Mutual Release Agreement, to be effective as of the Closing, pursuant to which the parties, among other things, have agreed to terminate the Current Agreements and mutually release claims under the Current Agreements.

The Board of Directors has approved, and recommends to the stockholders of the Company that they approve, the Proposed Investment Advisory Agreement between the Company and OHA. You should refer to the form of the Proposed Investment Advisory Agreement attached hereto as Exhibit A for its complete terms.

The Proposed Investment Advisory Agreement is substantially similar to the Current Investment Advisory Agreement, except as revised to modify the following terms:

1.	The base management fee is a quarterly management fee calculated based on the Company’s total assets (but excluding cash, cash equivalents and U.S. treasury bills that are purchased with borrowed funds for purposes of meeting quarter-end RIC diversification requirements) at an annual rate of 1.75%, with a 0.25% reduction in this annual rate for the first year following the Closing, payable quarterly in arrears. Under the Current Investment Advisory Agreement, the base management fee is calculated at an annual rate of 1.8% of total assets (inclusive of all cash and cash equivalents without any exclusions), also payable quarterly in arrears.
2.	The incentive fee is a performance-based incentive fee consisting of: (a) 20% of pre-incentive fee net investment income above an annualized hurdle rate of 7% (with a 100% catch-up provision), payable quarterly in arrears; and (b) 20% of net realized capital gains on a cumulative basis from the date of the new Investment Advisory Agreement payable annually in arrears. For the purposes of the capital gains fee in (b) above, any gains and losses associated with the Company’s investment portfolio as of the effective date of the new Investment Advisory Agreement shall be excluded from the capital gains fee calculation. Under the Current Investment Advisory Agreement, the incentive fee consists of: (a) 20% of pre-incentive fee net investment income above an annualized hurdle rate of 8% (with no catch-up provision), payable quarterly in arrears; and (b) 20% of net realized capital gains on a cumulative basis from the date of the Company’s initial public offering. For the six months ended June 30, 2014, and for the years ended December 31, 2013, 2012 and 2011, we incurred investment income incentive fees totaling $0, $0.4 million, $0 and $0.3 million, respectively, and we have not incurred any capital gains fees since 2007. As of June 30, 2014, we had cumulative net realized capital losses of $85.0 million since our initial public offering.

If the Proposed Investment Advisory Agreement had been in effect as of January 1, 2013, replacing the Current Investment Advisory Agreement, and all other factors remained the same, it is estimated that the management and incentive fees paid by the Company would have been as follows (in thousands of dollars):

	Estimated Fees to be Paid to OHA	Actual Fees Paid to NGPIA	Decrease (Increase)	Per Share Decrease (Increase)
Year Ended December 31, 2013:
Base management fee, gross	$4,093	$5,569	$1,476	$0.07
First year reduction in base management fee	(585)	—	585	0.03
Income incentive fee	1,284	420	(864)	(0.04)
Total	$4,792	$5,989	$1,197	$0.06
Six Months Ended June 30, 2014:
Base management fee	$1,942	$2,652	$710	$0.03
Income incentive fee	—	—	—	—
Total	$1,942	$2,652	$710	$0.03

A summary of the key terms and provisions of the Proposed Investment Advisory Agreement, and a general comparison of such terms and provisions to the Current Investment Advisory Agreement, follows:

Management Fees.  Under the Proposed Investment Advisory Agreement, the Company will pay OHA a base management fee (the “Base Management Fee”) and an incentive fee (the “Incentive Fee”). The Base Management Fee will be paid quarterly in arrears, and be equal to 1.75% per annum, with a 0.25% reduction in this annual rate for the first year following the Closing, multiplied by the average value of the Company’s total assets (excluding cash, cash equivalents and U.S. treasury bills that are purchased with borrowed funds for purposes of meeting quarter end RIC diversification requirements) and will be calculated at the end of each fiscal quarter based on the average value of the Company’s total assets (excluding cash, cash equivalents and U.S. treasury bills that are purchased with borrowed funds for purposes of meeting quarter end RIC diversification requirements) as of the end of the two immediately prior fiscal quarters. Base Management Fees for any partial quarter will be appropriately prorated.

The Incentive Fee will have the following two parts:

The first part will be calculated and payable quarterly in arrears based on the Company’s pre-incentive fee net investment income for the fiscal quarter for which the fee is being calculated. Pre-incentive fee net investment income means interest income, dividend income, royalty payments, net profits interest payments, and any other income (including any other fees, such as commitment, origination, syndication, structuring, diligence, monitoring and consulting fees or other fees that the Company receives from portfolio companies) accrued during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the Base Management Fee, expenses payable under the Administration Agreement, and any interest expense and dividends paid on any issued and outstanding preferred stock, but excluding the Incentive Fee). Accordingly, the Company may pay an incentive fee based partly on accrued interest, the collection of which is uncertain or deferred. Pre-incentive fee net investment income includes, in the case of investments with a deferred interest feature (such as market discount, debt instruments with payment-in-kind interest, preferred stock with payment-in-kind dividends and zero coupon securities), accrued income that the Company has not yet received in cash. Pre-incentive fee net investment income does not include any realized capital gains, realized capital losses or unrealized capital gains or losses. Pre-incentive fee net investment income, expressed as a rate of return on the value of the Company’s net assets (defined as total assets less liabilities at the end of the immediately preceding fiscal quarter) will be compared to a “hurdle rate” of 1.75% per quarter (7% annualized). OHA will receive no incentive fee for any fiscal quarter in which the Company’s pre-incentive fee net investment income does not exceed the hurdle rate. OHA will receive an incentive fee equal to 100% of the Company’s pre-incentive fee net investment income for any fiscal quarter in which the Company’s pre-incentive fee net investment income exceeds the hurdle rate but is less than 2.1875% (8.75% annualized) of net assets (also referred to as the “catch up” provision) plus 20% of the Company’s pre-incentive fee net investment income for such fiscal quarter greater than 2.1875% (8.75% annualized) of net assets.

This first part of the Incentive Fee will be appropriately prorated for any partial quarter.

The second part of the Incentive Fee, the capital gains fee, will be determined and payable in arrears as of the end of each fiscal year (or, upon termination of the Proposed Investment Advisory Agreement, as of the termination date). The capital gains fee is equal to 20% of the Company’s cumulative aggregate realized capital gains from the date of the Proposed Investment Advisory Agreement through the end of that fiscal year, computed net of the Company’s cumulative aggregate realized capital losses and cumulative aggregate unrealized depreciation on investments for the same time period. The aggregate amount of any previously paid capital gains incentive fees to OHA will be subtracted from the capital gains incentive fee calculated. If such amount is negative, then there is no capital gains fee for such year. For the purposes of the capital gains fee, any gains and losses associated with the Company’s investment portfolio as of the effective date of the Proposed Investment Advisory Agreement shall be excluded from the capital gains fee calculation.

Under the Current Investment Advisory Agreement, NGPIA receives a base management fee of 0.45% (1.8% annualized) of the average of the Company’s total assets (inclusive of all cash and cash equivalents without any exclusions) as of the end of the two most recent fiscal quarters, which is paid quarterly in arrears.

Under the Current Investment Advisory Agreement, the incentive fee also consists of two parts. The first part of the incentive fee, the Investment Income Incentive Fee, is calculated as 20% of the excess, if any, of the Company’s net investment income for the quarter that exceeds a quarterly hurdle rate equal to 2% (8% annualized) of the Company’s net assets. The Investment Income Incentive Fee is paid quarterly in arrears. For the purpose of this fee calculation, net investment income means interest income, dividend income, royalty income and any other income (including any other fees, such as commitment, origination, syndication, structuring, diligence, managerial assistance, monitoring, and consulting fees or other fees that we receive from portfolio companies) accrued during the fiscal quarter, minus the Company’s operating expenses for the quarter (including the base management fee, expenses payable under the Current Administration Agreement, and interest expense, but excluding the incentive fee). Accordingly, the Company may pay an incentive fee based partly on accrued interest, the collection of which is uncertain or deferred. Net investment income includes, in the case of investments with a deferred interest feature (such as original issue discount, or OID, debt instruments with payment-in-kind interest and zero coupon securities), accrued income that we have not yet received in cash. Net investment income does not include any realized capital gains, realized capital losses, or unrealized capital appreciation or depreciation.

The second part of the incentive fee, the Capital Gains Fee, is calculated as (1) 20% of (a) the Company’s net realized capital gains (realized capital gains less realized capital losses) on a cumulative basis from the closing date of the Company’s initial public offering to the end of such fiscal year, less (b) any unrealized capital depreciation at the end of such fiscal year, less (2) the aggregate amount of all Capital Gains Fees paid to NGPIA in prior fiscal years. We determine and pay the Capital Gains Fee in arrears as of the end of each fiscal year (or upon termination of the Current Investment Advisory Agreement, as of the termination date).

Investment Management Services.  Both the Proposed Investment Advisory Agreement and the Current Investment Advisory Agreement provide that OHA and NGPIA, respectively, will manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors and, in connection with such management, will (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company; (iii) perform due diligence on prospective portfolio companies; (iv) monitor the performance of and manage the Company’s investments; (v) determine the securities and other assets that the Company will purchase, retain, or sell and the terms on which any such securities are purchased and sold; (vi) arrange for the disposition of investments for the Company; (vii) recommend to the Board of Directors the fair value of the Company’s investments that are not publicly traded debt or equity securities based upon the valuation guidelines adopted by the Board of Directors; (viii) vote proxies in accordance with the proxy voting policies and procedures adopted by the applicable investment advisor; and (ix) provide the Company with such other investment advice, research and related services as the Company may, from time to time, reasonably require for the investment of its assets.

Delegation of Responsibilities.  The Proposed Investment Advisory Agreement and the Current Investment Advisory Agreement both expressly permit delegation to sub-advisors, each providing that the applicable investment advisor may, in its discretion, employ one or more sub-investment advisors to assist in performance of such advisor’s duties under the applicable investment advisory agreement. Specifically, the applicable investment advisor may retain a sub-advisor to recommend specific securities or other investments based upon the Company’s investment objectives and policies, and work, along with the applicable investment advisor, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company. The separate costs of employing any sub-advisor are borne by the applicable investment advisor, not by the Company. The Company and the applicable investment advisor retain oversight over any such sub-advisor.

Allocation of Costs and Expenses.  The Proposed Investment Advisory Agreement provides that all wages, salaries, benefits and other compensation of or relating to investment professionals of the management team, when and to the extent engaged in providing management and investment advisory services necessary for the operation and conduct of the Company’s business, are provided and paid for by OHA. Under the Current Investment Advisory Agreement, an allocable portion of such costs are charged to and paid by the Company.

Under the Proposed Investment Advisory Agreement, the Company will bear all costs and expenses of its operations and transactions, including those relating to: any and all fees, costs and expenses incurred in connection with the origination, evaluation, discovery, investigation, development, negotiation or monitoring of transactions (whether or not consummated); any and all fees, costs and expenses incurred in connection with the carrying or management of investments; any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Company; federal, state, and local taxes and fees and governmental charges, including transfer taxes, premiums and entity-level taxes and filing fees, incurred by, levied upon or payable by the Company; any and all costs and expenses incurred in connection with the incurrence of indebtedness; any and all costs and expenses (including fees and disbursements) of attorneys, auditors, accountants and consultants relating to Company matters, including expenses incident to the documentation for, and consummation of, transactions (including costs and expenses of in-house professionals, employees and related administrative personnel); any and all fees, costs and expenses payable to the SEC, the Financial Industry Regulatory Authority (“FINRA”) or any other regulatory bodies and any fees and expenses of state securities regulatory authorities, in each case, only with respect to matters pertaining to the Company; any and all costs and expenses of preparing, printing, filing, and distributing reports and notices to investors, regulatory bodies, including the SEC, FINRA and NASDAQ and any other securities exchange; any and all costs and expenses (including accounting, legal or regulatory fees and expenses) incurred to comply with any law or regulation related to the activities of the Company or incurred in connection with any litigation or governmental inquiry, investigation or proceeding involving the Company; any and all costs and expenses incurred in connection with proxy solicitation and any meeting of the security holders, directors or committee of the Company relating to the Company (and ancillary activities related thereto); any and all administration fees payable under the proposed Administration Agreement between the Company and OHA to be executed at the Closing (the “Proposed Administration Agreement”); to the extent allocable for the provision of the investment advisory or investment management services required to be provided to the Company by OHA under the Proposed Investment Advisory Agreement, overhead costs and expenses (but excluding wages, salaries and benefits) of OHA’s investment professionals; any and all charges and expenses of the Company’s custodian, paying, transfer, dividend disbursing and any similar agent; compensation and expenses of the Company’s directors who are not interested persons of the Company or OHA, and of any of the Company’s officers who are not interested persons of OHA; expenses of all directors or officers in attending meetings of the Board of Directors or security holders; any and all costs, fees and expenses incurred in connection with the formation, organization, operation, dissolution or winding up of any special purpose vehicle of the Company; any and all costs and expenses of administration, including printing, mailing, telephone, technology systems, Internet service, copying, secretarial and other staff, stationery, supplies, rent and related expenses (e.g., utilities), and all other expenses incurred by the Company or OHA in connection with administering the Company’s business; any and all costs of membership by the Company or its directors or executive officers in any trade organizations and attendance at trade or industry conferences; any and all expenses associated with litigation, arbitration, proceedings, investigations, disputes, claims and governmental inquiries of the Company and the handling or negotiation thereof, including the amount of any judgments, fines or settlements, and other extraordinary or non-recurring expenses; any and all insurance premiums or expenses in connection with the activities of the Company; any and all costs and expenses of marketing or offering the Company’s common stock and other securities including registering securities under federal and state securities laws and investor and media relations; any and all fees, costs and expenses incurred in connection with computing the value of the assets of the Company, including the costs and expenses associated with advisors, independent pricing services and third party evaluations or appraisals of the Company or its assets or its investments; any and all costs and expenses of providing significant managerial assistance offered to the Company investments; any and all fees and expenses (including expenses incurred by OHA) payable to third parties, including accountants, agents, attorneys, consultants, or other advisors in monitoring the financial and legal affairs of the Company and the Company’s investments; and any and all other fees, costs and expenses directly allocable and identifiable to the Company or its business, investments, financing or capital raising activities.

The Current Investment Advisory Agreement has similar provisions with respect to expenses, with the exception that, under the Current Investment Advisory Agreement, fees, costs and expenses (including overhead costs and expenses) incurred in connection with the sourcing, evaluation, discovery, investigation and negotiation of potential transactions that do not ultimately become investments of the Company are generally allocated and paid by NGPIA.

Notwithstanding the foregoing, the aggregate amount of costs and expenses payable (whether paid directly by the Company or by reimbursement to OHA) by the Company pursuant to the Proposed Investment Advisory Agreement and the Proposed Administration Agreement for the period beginning on the date of the Closing until the date that is one year thereafter shall not exceed $2,500,000 (the “Cap”); provided that the following costs and expenses will not be subject to the Cap: (i) interest expense, Base Management Fees and Incentive Fees payable to OHA pursuant to the Proposed Investment Advisory Agreement, insurance expense and professional fees (including consulting, legal, tax, audit and engineering fees) as the Company has historically categorized such costs and expenses; (ii) all matters related to: (A) federal, state, and local taxes and fees and governmental charges, including transfer taxes, premiums and entity-level taxes and filing fees, incurred by, levied upon or payable by the Company; (B) any and all fees, costs and expenses payable to the SEC, FINRA or any other regulatory bodies and any fees and expenses of state securities regulatory authorities, in each case, only with respect to matters pertaining to the Company; (C) any and all costs and expenses of preparing, printing, filing, and distributing reports and notices to investors, regulatory bodies, including the SEC and FINRA, and NASDAQ and any other securities exchange (but only with respect to printing, filing and distributing the reports and notices referenced therein); (D) any and all costs and expenses (including accounting, legal or regulatory fees and expenses) incurred to comply with any law or regulation related to the activities of the Company (including legal or regulatory fees and expenses in connection with ongoing compliance, filing and reporting obligations under the Dodd-Frank Wall Street Reform Act, Investment Company Act, or any other applicable laws, including filing fees and expenses and expenses related to the preparation and filing of regulatory filings) or incurred in connection with any litigation or governmental inquiry, investigation or proceeding involving the Company; and (E) any and all expenses associated with litigation, arbitration, proceedings, investigations, disputes, claims and governmental inquiries of the Company and the handling or negotiation thereof, including the amount of any judgments, fines or settlements, and other extraordinary or non-recurring expenses; (iii) any fees, costs and expenses to be borne by the Company in connection with the transactions contemplated by the SPA; and (iv) for the avoidance of doubt, any and all fees, costs and expenses accrued or incurred by, or otherwise payable by the Company to, either (1) NGPIA pursuant to the Current Investment Advisory Agreement, or (2) NGPA pursuant to the Current Administration Agreement.

Duration and Termination.  If approved by stockholders, the Proposed Investment Advisory Agreement will become effective upon the Closing and will remain in effect for two years, and subsequently for successive periods of one year, unless terminated in accordance with the termination provisions of the Proposed Investment Advisory Agreement. The Proposed Investment Advisory Agreement provides that it may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of stockholders holding a majority of the outstanding voting securities of the Company, or by the vote of the Company’s directors or by OHA. The Proposed Investment Advisory Agreement will also terminate automatically in the event of its “assignment” (within the meaning of the 1940 Act).

The Proposed Investment Advisory Agreement will, unless terminated as described above, continue until the second anniversary of its effective date and will continue in effect from year to year thereafter so long as it is approved at least annually by (i) the vote of a majority of the directors of the Company, or by the vote of a majority of the outstanding voting securities of the Company, and (ii) the vote of a majority of the Company’s directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the 1940 Act) of the Company, in accordance with the requirements of the 1940 Act.

The Current Investment Advisory Agreement has similar provisions for its duration and termination.

Limitation of Liability and Indemnification.  Under the Proposed Investment Advisory Agreement, OHA and certain of its affiliates would not be liable to the Company, or any stockholder of the Company, for any error of judgment, mistake of law, any loss or damage with respect to any investment of the Company, or any action taken or omitted to be taken by OHA in connection with the performance of any of its duties or obligations under the Proposed Investment Advisory Agreement or otherwise as an investment advisor of the Company, except to the extent specified in Section 36(b) of the 1940 Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

The Company would also provide indemnification to OHA and certain of its affiliates and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by them in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding whether civil, criminal, administrative, or investigative (including an action or suit by or in the right of the company or its security holders) arising out of or otherwise based upon the performance of any of OHA’s duties or obligations under the Proposed Investment Advisory Agreement or otherwise as an investment advisor of the Company. However, the Company would not provide indemnification against any liability to the Company or its security holders to which OHA or such affiliates would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of any such person’s duties or by reason of the reckless disregard of OHA’s duties and obligations under the Proposed Investment Advisory Agreement.

The Current Agreement has similar provisions with respect to liability and indemnification.

Amendments.  Both the Proposed Investment Advisory Agreement and Current Investment Advisory Agreement may only be amended by the mutual consent of the parties in writing, and any amendments must be approved in a manner consistent with the 1940 Act.

Portfolio Management.  New individuals, as described under the section “About OHA” would manage the portfolio under the Proposed Investment Advisory Agreement. Under the Current Investment Advisory Agreement, NGPIA’s investment committee reviews and approves investment decisions by majority determination. NGPIA’s investment committee consists of Stephen K. Gardner, our President and Chief Executive Officer, and Kenneth A. Hersh, Richard L. Covington and William J. Quinn, each of whom is a senior investment professional at NGP. NGPIA’s team of seven investment professionals supports the investment committee.

Proposed Administration Agreement.  The Proposed Administration Agreement to be entered into by the Company and OHA, attached as Exhibit B to this proxy statement, is substantially similar to the Current Administration Agreement between the Company and NGPA, except that (i) compensation expense associated with investment professionals will not be allocable to the Company by OHA, and (ii) total reimbursable administrative expenses for the period beginning on the date of the Closing until the date that is one year thereafter shall not exceed the Cap, subject to certain exclusions described above.

Name Change

As soon as reasonably practicable after the Closing, the Company will change its name from “NGP Capital Resources Company” to a name selected and approved by OHA, which is expected to be

“OHA Investment Corporation”. As soon as reasonably practicable after the Closing and subject to requisite approval of NASDAQ, the Company will also change the stock or ticker symbol for its common stock from “NGPC” to a symbol selected and approved by OHA, which is expected to be “OHAI”. Additionally, upon the Closing, that certain trademark license agreement between the Company and NGP Energy Capital Management, L.L.C. for the Company’s use of the “Natural Gas Partners” and “NGP” names will terminate.

About OHA

OHA is a leading independent investment firm specializing in high yield bonds, leveraged loans, direct lending, distressed investments, mortgage strategies and corporate structured products. The firm’s investment activities are concentrated in the United States and Europe. With approximately $23.2 billion of capital under management, OHA manages credit hedge funds, long-only funds, distressed funds, other specialty credit funds and customized mandates (estimated as of June 1, 2014, pro forma for capital flows during the month of June, including net asset value, portfolio value and/or unfunded capital). The firm’s investment activities are driven by a fundamental value-oriented philosophy focused on credit analysis, relative value analysis, risk-adjusted return generation, loss avoidance and active risk management that has been in place for more than two decades. The firm became registered as an Investment Adviser with the SEC on March 25, 2004.

Managing the Company’s portfolio will be an extension of OHA’s direct lending activities. With respect to direct lending investments, OHA employs an opportunistic, credit-driven approach rather than a broad origination model, leveraging the depth and breadth of its credit research team to seek value creation through long-term investment results. OHA looks for investment opportunities up and down the capital structure of middle market companies. With respect to sourcing, the firm pursues selective direct origination from key financial sponsors, corporations and other sources, and it has sought to position itself as a value-added partner in club transactions. OHA believes its experience in the below investment grade credit markets positions it well to execute private deals and capture the illiquidity premium and attractive, uncorrelated returns that may be found in this market.

Final decisions regarding the Company’s portfolio will be made by an Investment Committee comprised of: Glenn R. August, Robert B. Okun and Steven T. Wayne. Other investment professionals at OHA will support the Investment Committee from time to time as directed by OHA. In conjunction with the Transactions, OHA retained Robert W. Long as a consultant and anticipates that he will serve as Chief Executive Officer of the Company upon consummation of the Transactions. The biographies for each of these professionals appear below.

Glenn R. August, Founder and Chief Executive Officer, has overall management responsibility for OHA and serves as global head of the firm’s distressed investment activities. Mr. August co-founded the predecessor investment firm to OHA in 1987 and took over responsibility for the firm’s credit and distressed investment activities in 1990. He co-founded each of OHA’s funds, where he currently serves as the managing partner of each of their management entities. Mr. August has played leadership roles in numerous restructurings and, since 1987, has served on nine corporate boards. He currently serves on the Board of Directors of the 92nd St. Y. Mr. August also serves on the Board of Trustees of Horace Mann School and The Mount Sinai Medical Center. He previously worked in the mergers and acquisitions department at Morgan Stanley in New York and London. Mr. August earned an M.B.A. from Harvard Business School, where he was a Baker Scholar, and a B.S. from Cornell University.

Robert B. Okun, Chief Investment Officer of U.S. Credit and Senior Partner, shares responsibility for portfolio management activities and is responsible for trading activities of OHA. Prior to joining OHA in 2001, Mr. Okun was Executive Vice President and Member of the Executive Committee at USBancorp Libra, in charge of High Yield Sales, Trading and Research. Previously, he was a Managing Director at UBS Securities, LLC where he was responsible for all High Yield Sales and Trading activities. Mr. Okun began his career at Salomon Brothers Inc., where he worked for ten years. He earned an A.B. from Stanford University. Mr. Okun currently serves on the Board of Directors and Executive Committee of Lighthouse Guild International as well as the Chair of the Finance Committee.

Steven T. Wayne, Managing Director, has responsibility for OHA’s investments in middle-market and sponsor originated transactions. Prior to joining OHA in 2006, Mr. Wayne was a Managing Director of Berenson & Company, a boutique investment and merchant bank, where he also served as Chief Financial

Officer. Prior to Berenson, he worked at a middle market private equity firm and he began his career in the Corporate Finance Department of Drexel Burnham Lambert. Mr. Wayne earned a B.S., magna cum laude, from The Wharton School of the University of Pennsylvania. He serves on the Board of Directors of The Traxis Group, B.V.

Robert W. Long was a founder and Chief Executive Officer of Conversus Asset Management, the investment manager of Conversus Capital, from its formation in 2007 through its sale in 2012. With approximately $3 billion of assets under management, Conversus Capital (NYSE/Euronext: CCAP) was a permanent capital vehicle and the largest publicly traded portfolio of third party private equity funds. Mr. Long was responsible for the overall strategic direction of Conversus and chaired its Investment Committee. Previously, he was the head of Banc of America Strategic Capital, a group managing approximately $6.5 billion in private equity funds and direct investments. Mr. Long was involved in private equity and mezzanine investments throughout his 14 year career at Bank of America, including as founder of the Strategic Investments Group and the co-head of the Real Estate Mezzanine Group. Mr. Long earned his J.D. from the University of Virginia and a B.A from the University of North Carolina.

The current members of the Board of Directors will resign upon Closing (including the director nominee up for election at this meeting), if Proposal 1 is approved. The size of the Board of Directors will not change. Three new independent directors nominated by OHA, Stuart I. Oran, James A. Stern and Frank V. Tannura, and two new directors affiliated with OHA, Glenn R. August and Robert B. Okun, will take office upon Closing.

Proposed Investment Strategy

Overview

OHA (and its affiliated investment advisors and predecessor firms) continues to build on its 20 plus year history of investing in various asset classes and believes that its past success is a reflection of the firm’s consistent investment philosophy, strategy and process. As the investment advisor to the Company, OHA will seek to expand the portfolio’s exposure to a broader range of industries and will focus on the middle market, which OHA defines as companies with annual revenue of $50 million to $1 billion. OHA believes that middle-market companies are generally less able to secure financing than larger companies and thus offer better return opportunities for firms able to originate and structure these investments, along with conduct the necessary diligence to appropriately evaluate these opportunities.

OHA expects that most of the Company’s investments will be in senior and junior secured, unsecured and subordinated loans to U.S. private and public middle-market companies with maturities ranging from three to seven years. However, OHA seeks to identify attractive investments throughout the capital structure and thus may invest in equity, distressed debt and other assets. From time-to-time, OHA may invest up to 30% of the Company’s assets opportunistically in other types of investments.

OHA will target an investment size of $10 million to $30 million in securities, on average, for the Company’s portfolio. OHA expects this investment size to vary proportionately with the size of the Company’s capital base. The companies in which OHA intends to invest are typically highly leveraged, and, in most cases, are not rated by national rating agencies. If such companies were rated, we believe that they would typically receive a rating below investment grade (between BB and CCC under the Standard & Poor’s system) from the national rating agencies.

The Company’s Board of Directors has the authority to modify or waive certain of the Company’s operating policies and strategies without prior notice and without stockholder approval (except as required by the 1940 Act). However, absent stockholder approval, under the 1940 Act the Company may not change the nature of its business so as to cease to be, or withdraw its election as, a BDC.

Investment Process

Investment Selection.  In originating assets, OHA intends to employ multiple channels and leverage the extensive relationships of the broader OHA platform as described above in “About OHA.” OHA’s decisions to select an investment for the Company will stem directly from the firm’s long-established investment approach, which focuses on intensive credit analysis, relative value analysis, risk-adjusted returns and loss avoidance. As part of this process, OHA continuously looks to originate new ideas, perform due diligence on these opportunities and execute on those investments that meet OHA’s investment criteria. OHA has extensive direct lending experience spanning several credit cycles. Since 2002, OHA has originated and invested in approximately $3 billion of middle market private capital investments composed of approximately 100 transactions.

Due Diligence.  OHA believes that each investment opportunity should stand on its own merits rather than being dependent upon macro views held by the chief investment officer or a research analyst. In performing diligence on direct lending opportunities, an investigation is typically conducted by a team of both research analysts and portfolio managers. The process entails, among other considerations: business analysis, capital structure analysis and valuation analysis. Business analysis involves a comprehensive fundamental evaluation of a company, including historical and projected financial modeling. Capital structure analysis evaluates the terms and structure of a company’s debt and equity securities relative to the company’s business risk. Valuation analysis considers the enterprise value of a company in both the public and private markets.

OHA’s credit process seeks to be quantitatively rigorous and qualitatively thorough, enhanced by OHA’s contacts throughout the investment community and industries it analyzes. Research analysts are encouraged to develop relationships with CEOs, consultants, investment bankers, rating agencies and other experts in the industries they cover. OHA’s investment professionals also have extensive contact with senior professionals of OHA’s portfolio companies, and perform frequent customer and supplier references. Typically, detailed written reports evaluate an investment’s merits and concerns and steer the discussions between the team of research analysts and portfolio managers. These discussions are critical to the decision to purchase or sell an investment, or redirect the research process to areas that warrant further evaluation. The process is often iterative and can involve multiple investment discussions.

Monitoring

The objective of OHA’s monitoring process is to identify current and potential value changes and be in a position to act. OHA will actively monitor the financial performance of the Company’s portfolio companies though regular contact with the management teams, along with studying developments in the relevant industries and the financial markets. Constant, active monitoring allows OHA to maintain current risk assessments, address potential problems early, refine exit plans, and make prompt follow-on investment decisions.

Managerial Assistance

As a BDC, the Company must offer to provide significant managerial assistance to its portfolio companies and will provide such significant managerial assistance if the offer is accepted by its portfolio companies. OHA will provide that service on the Company’s behalf.

Considerations of the Board of Directors

At a meeting of the Board of Directors of the Company held on July 18, 2014, the Board of Directors, including all of the directors who are not “interested persons” of the Company as defined in the 1940 Act, voted to approve the Proposed Investment Advisory Agreement with OHA. The independent directors had the opportunity to consult in executive session with counsel to the Company regarding the approval of the Proposed Investment Advisory Agreement. In reaching a decision to approve the Proposed Investment Advisory Agreement, the Board of Directors reviewed a significant amount of information and considered, among other things:

i.	the nature, extent and quality of the advisory and other services to be provided to the Company by OHA;
ii.	the investment performance of the Company and OHA;

iii.	the expected costs of the services to be provided by OHA (including management fees, advisory fees and expense ratios) and the profits expected to be realized by OHA;
iv.	the limited potential for economies of scale in investment management associated with managing the Company;
v.	OHA’s estimated pro forma profitability with respect to managing the Company; and
vi.	various other matters.

In approving the Proposed Investment Advisory Agreement, the entire Board of Directors, including all of the directors who are not “interested persons” considered the following, among other things.

Nature, Extent and Quality of Services.  The Board of Directors considered the nature, extent and quality of the investment selection process to be employed by OHA, including the potential flow of transaction opportunities resulting from OHA’s investment professionals’ significant financial expertise, the employment of OHA’s investment philosophy, diligence procedures, credit recommendation process, investment structuring, and ongoing relationships with and monitoring of portfolio companies, in light of the investment objectives of the Company. The Board of Directors also considered OHA’s personnel and their prior experience in connection with the types of investments proposed to be made by the Company, including such personnel’s network of relationships with intermediaries focused on middle market companies. In addition, the Board of Directors considered the other terms and conditions of the Proposed Investment Advisory Agreement. The Board of Directors concluded that the substantive terms of the Proposed Investment Advisory Agreement, including the services to be provided, are generally the same as those of comparable business development companies described in the market data then available and that it would be difficult to obtain similar services from other third party services providers or through an internally managed structure. In addition, the Board of Directors considered the fact that we have the ability to terminate the Proposed Investment Advisory Agreement without penalty upon 60 days’ written notice to OHA.

Investment Performance.  The Board of Directors reviewed the long-term and short-term investment performance of the Company and OHA, as well as comparative data with respect to the long-term and short-term investment performance of other business development companies and their externally managed investment advisors.

Costs of the Services Provided to the Company and the Profits Realized by OHA.  The Board of Directors considered comparative data based on publicly available information with respect to services rendered and the advisory fees (including the management fees and incentive fees) of other business development companies with similar investment objectives, our projected operating expenses and expense ratio compared to other business development companies with similar investment objectives, as well as the administrative services that OHA will provide to us. Based upon its review, the Board of Directors believes that the fees to be paid under the Proposed Investment Advisory Agreement would be generally comparable to or more favorable than those payable under agreements of comparable business development companies described in the market data then available.

Additional Benefits Derived by OHA.  The Board of Directors believes that additional benefits, such as soft dollar arrangements with brokers, may be derived by the Company as a result of our relationship with OHA.

Conclusions.  In view of the wide variety of factors that our Board of Directors considered in connection with its evaluation of the Proposed Investment Advisory Agreement, it is not practical to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The Board of Directors did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of the Board of Directors. Rather, our Board of Directors based its approval on the totality of information presented to, and the investigation conducted by, it. In considering the factors discussed above, individual directors may have given different weights to different factors. Based on its review of the above-mentioned factors and discussion of the Proposed Investment Advisory Agreement, the Board of Directors approved the Proposed Investment Advisory Agreement as being in the best interests of the Company and its stockholders. The Board of Directors then directed that the Proposed Investment Advisory Agreement be submitted to stockholders for approval with the Board of Directors’ recommendation that stockholders of the Company vote to approve the Proposed Investment Advisory Agreement.

Recommendation of the Board of Directors

Our Board of Directors has approved the Proposed Investment Advisory Agreement and the appointment of Oak Hill Advisors, L.P. as the Company’s investment advisor and determined that the Proposed Investment Advisory Agreement is advisable and in the best interests of the Company and its stockholders and recommends that you vote FOR Proposal 1.

PROPOSAL 2 — ELECTION OF DIRECTOR

The Company’s charter, or our charter, provides that we will have five directors, which number may be increased or decreased by the Board of Directors pursuant to our bylaws. There are currently five directors, including three independent directors.

The Board of Directors is divided into three classes, which we refer to as Class I, Class II and Class III directors. The term of our Class I director, Mr. Edward W. Blessing, expires at the 2014 annual meeting of our stockholders. The terms of our Class II directors, Mr. David R. Albin and Mr. Lon C. Kile, expire at the 2015 annual meeting of our stockholders. The terms of our Class III directors, Mr. Kenneth A. Hersh and Mr. William K. White, expire at the 2016 annual meeting of our stockholders. At each annual meeting of stockholders, a class of directors is elected for a term expiring at the annual meeting in the third year following the year of election. Each director holds office until his successor is elected and qualified.

Mr. Edward W. Blessing has been nominated by the Board of Directors to stand for re-election at the meeting to hold office until the 2017 annual meeting of our stockholders and until his successor is duly elected and qualified. In the election of the director, you may vote “FOR” the nominee or your vote may be “WITHHELD” with respect to the nominee. If you authorize your proxy to vote your shares but do not provide voting instructions, your shares will be voted in accordance with the recommendations of the Board of Directors. The nominee has consented to serve if elected. As of the mailing of these proxy materials, the Board of Directors knows of no reason why the nominee would be unable to serve as a director. If, at the time of the annual meeting, the nominee is unable or unwilling to serve as a director, it is intended that the persons named as proxies will vote to elect a substitute nominee designated by the Board of Directors.

In the event that Proposal 1 is approved, as a condition to Closing of the Transactions and in each case to be effective as of the Closing, the Company is required to procure the resignations of Edward W. Blessing, David R. Albin, Lon C. Kile, Kenneth A. Hersh and William K. White, as members of the Board of Directors and to elect Glenn R. August and Robert B. Okun, both of whom are affiliates of OHA (the “OHA Directors”), and Stuart I. Oran, James A. Stern and Frank V. Tannura (the “New Independent Directors”) as members of the Board of Directors.

Recommendation of the Board of Directors

The Board of Directors recommends that each stockholder vote “FOR” the election of Mr. Edward W. Blessing as a Class I director.

Information About the Nominee and Directors

Certain information with respect to the Class I nominee for election at the meeting, as well as each of the other directors, is set forth below, including their names, ages, a brief description of their recent business experience, including present occupations and employment, certain directorships that each person holds and the year in which each person became a director. The nominee for Class I director currently serves as a director of the Company.

The Board of Directors believes that it is necessary for each of the Company’s directors to possess many qualities and skills. When searching for new candidates, the Nominating and Corporate Governance Committee considers the evolving needs of the Board of Directors and searches for candidates that fill any current or anticipated future gap. The Board of Directors also believes that all directors must possess a considerable amount of business management (such as experience as a chief executive officer or chief financial officer) and educational experience. The Nominating and Corporate Governance Committee first considers a candidate’s management experience and then considers issues of judgment, background, stature, conflicts of interest, integrity, ethics and commitment to the goal of maximizing stockholder value when considering director candidates. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, the Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that the members of the Board of Directors represent diverse viewpoints. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards.

With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board of Directors are also considered.

The Board of Directors believes that each of our directors is highly qualified to serve as a member of the Board of Directors. All of our directors bring to our Board of Directors a wealth of executive leadership experience derived from their service as executives. They also all bring extensive board experience. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with reputable organizations. Certain individual qualifications and skills of our directors that contribute to the Board of Directors’ effectiveness as a whole are described below.

Current Board of Directors

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Other Directorships Held by Director or Nominee for Director Presently(1)	Other Directorships Held by Director or Nominee for Director During the Past Five Years
Independent Directors
Edward W. Blessing 8235 Douglas Ave., Suite 1325 Dallas, Texas 75225 Age 77	Director	Term expires 2014; director since 2004	Mr. Blessing is the Managing Director and founder of Blessing Petroleum Group, LLC which advises and assists in the implementation of energy-related natural resource projects. Mr. Blessing has been involved with the firm since its formation in 1989. In addition, Mr. Blessing is a member of the San Diego State University Campanile Foundation. As a director of the Foundation, he serves on the Finance and Investment Committee and the Audit Committee. Mr. Blessing is a National Association of Corporate Directors (NACD) Board Leadership Fellow.	Petro-Victory Energy Corp.	None
Lon C. Kile 808 Huntington Court Southlake, Texas 76092 Age 58	Director	Term expires 2015; director since 2008	Mr. Kile has been active in the energy industry for over thirty years. He retired as the Chief Financial Officer of Energy Transfer Company (now Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.) in 2004. Prior to Energy Transfer, he served as Director, President and Chief Operating Officer of Prize Energy Corp. from 1999 – 2002.	None	None

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years	Other Directorships Held by Director or Nominee for Director Presently(1)	Other Directorships Held by Director or Nominee for Director During the Past Five Years
William K. White 909 Fannin, Suite 3800 Houston, TX 77010 Age 72	Director	Term expires 2016; director since 2012	Mr. White has been active in the energy industry for over 30 years. He is a retired oil and gas executive. From May 2005 to September 2007, he served as an independent director and member of the audit and compensation committees of the board of directors of Teton Energy Corporation, a public company. From July 2008 through December 2008, Mr. White served as independent director, audit committee Chairman and member of the compensation committee of CRC-Evans International, Inc., an affiliate of a portfolio company of NGP. From September 1996 to November 2002, Mr. White was Vice President, Finance and Administration and Chief Financial Officer for Pure Resources, Inc., an NYSE-listed independent oil and gas producer.	Eagle Rock Energy Partners, L.P. and Resolute Energy Corporation	None
Interested Directors(2)
David R. Albin 100 N. Guadalupe Street, Suite 205 Santa Fe, NM 87501 Age 54	Director	Term expires 2015; director since 2004	Mr. Albin is a director of NGP and has been involved with the NGP funds since the inception of the initial fund in 1988.	RSP Permian Inc.	Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.
Kenneth A. Hersh 5221 N. O’Connor Blvd., Suite 1100 Irving, TX 75039 Age 51	Director, Chairman of the Board	Term expires 2016; director since 2004	Mr. Hersh is the Co-Founder and Chief Executive Officer of NGP and a Managing Partner of the Natural Gas Partners Funds.	Memorial Production Partners, LP and Memorial Resource Development Corp.	Eagle Rock Energy Partners, L.P., Energy Transfer Partners, L.P., Energy Transfer Equity, L.P., and Resolute Energy Corporation

(1)	No director otherwise serves as a director of an investment company subject to the 1940 Act.
(2)	Director is an “interested director” (as defined in the 1940 Act). Mr. Albin and Mr. Hersh are deemed to be interested directors by reason of their affiliations with our manager, NGP Investment Advisor, LP.

Meetings of the Board of Directors and Committees

The Board of Directors provides overall guidance and supervision with respect to our operations and performs the various responsibilities imposed on the directors of business development companies by the 1940 Act. Among other things, the Board of Directors supervises our management arrangements, the custodial arrangements with respect to portfolio securities, the selection of accountants, fidelity bonding and transactions with affiliates. All actions taken by the Board of Directors are taken by majority vote unless a higher percentage is required by law or unless the 1940 Act or our charter or bylaws require that the actions be approved by a majority of the directors who are not “interested persons” (as defined in the 1940 Act).

During 2013, the Board of Directors met 16 times. Each director attended at least 75% of all meetings held by the Board of Directors and of the committees of the Board of Directors on which he served. We have adopted a policy about directors’ attendance at the annual meeting of stockholders, which states that we expect our directors to attend the annual meetings of our stockholders, although attendance is not mandatory. Three out of five of our directors attended the 2013 annual meeting of stockholders.

Board Leadership Structure.  We separate the roles of Chief Executive Officer and Chairman of the Board of Directors in recognition of the differences between the two roles. Our Chief Executive Officer is responsible for setting the strategic direction for the Company and the day to day leadership and performance of the Company, while the Chairman of the Board of Directors provides guidance to the Chief Executive Officer, sets the agenda for Board of Directors meetings and presides over meetings of the Board of Directors. Presently, Mr. Hersh serves as the Chairman of the Board of Directors. Mr. Hersh is an “interested person” as defined in Section 2(a)(19) of the 1940 Act because he is the Chief Executive Officer and Co-Founder of NGP, which is the sole limited partner of NGPIA. The Board of Directors does not currently have a lead independent director; however, it has determined that its leadership structure, in which 60% of the directors are independent directors and, as such are not affiliated with NGPIA or NGPA, is appropriate in light of the services that NGPIA and NGPA provide to the Company and the potential conflicts of interest that could arise from these relationships.

Risk Oversight.  The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each. The Compensation Committee is responsible for overseeing the management of risks relating to the Company’s investment advisory agreement. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Board Committees.  The Board of Directors has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Valuation Committee. The members of the Board of Directors of Directors on the date of this proxy statement and the committees of the Board of Directors on which they serve, are identified below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Valuation Committee
David R. Albin
Edward W. Blessing	**	*	**
Kenneth A. Hersh				**
Lon C. Kile	*	**	*	*
William K. White	*	*	*

**	Indicates committee chairman.

There are no family relationships between any director, executive officer or nominee.

Audit Committee.  The functions of the Audit Committee are described below under the heading “Report of the Audit Committee”. The charter of the Audit Committee sets forth the responsibilities of the Audit Committee, which include selecting or retaining each year an independent registered public accounting firm, which we refer to as the auditors, to audit our accounts and records; reviewing and discussing with management and the auditors our annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommending to the Board of Directors of Directors whether the audited financial statements should be included in our annual report on Form 10-K; reviewing and discussing with management and the auditors our quarterly financial statements prior to the filings of our quarterly reports on Form 10-Q; pre-approving the auditors’ engagement to render audit and/or permissible non-audit services; and evaluating the qualifications, performance and independence of the auditors.

Each member of the Audit Committee is independent within the meaning of SEC regulations and the Nasdaq Global Select Market qualitative listing requirements and is able to read and understand fundamental financial statements, including the statement of net assets, statement of operations, statement of changes in net assets and statement of cash flows. No member of the Audit Committee has participated in the preparation of the financial statements at any time during the past three years. Mr. Blessing, the chair of the Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board of Directors has determined that he has past experience in finance or accounting that results in his financial sophistication within the meaning of the Nasdaq Global Select Market qualitative listing requirements. The charter of the Audit Committee is available on our website (www.ngpcrc.com). Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing that we file with the SEC. The Audit Committee met six times during 2013.

Compensation Committee.   The function of the Compensation Committee is to review and approve the compensation of our investment advisor relative to performance pursuant to the Current Investment Advisory Agreement, which was most recently extended on October 30, 2013 through November 9, 2014, or, if we cease to have a separate investment advisor and directly compensate our executive officers, the compensation of our Executive Officers relative to performance. The charter of the Compensation Committee is available on our website (www.ngpcrc.com). Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing that we file with the SEC. The Compensation Committee met three times during 2013. All members of the Committee are independent within the meaning of SEC regulations and the Nasdaq Global Select Market qualitative listing requirements.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Committee selects individuals for nomination to the Board of Directors. In addition, the Committee develops and reviews background information on candidates for the Board of Directors and makes recommendations to the Board of Directors regarding such candidates. The Committee also prepares and supervises the Board of Directors’ annual review of director independence. The Committee also reviews and may make recommendations to the Board of Directors relating to those issues that pertain to the effectiveness of the Board of Directors in carrying out its responsibilities in governing us and overseeing our management. The charter of the Nominating and Corporate Governance Committee is available on our website (www.ngpcrc.com). Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing that we file with the SEC. The Nominating and Corporate Governance Committee met three times during 2013.

The Nominating and Corporate Governance Committee considers candidates for membership to the Board of Directors suggested by its members and other members of the Board of Directors, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board of Directors should notify our Secretary or any member of the Nominating and Corporate Governance Committee in writing in care of NGP Capital Resources Company, Attention: Corporate Secretary, 909 Fannin, Suite 3800, Houston, Texas 77010. To be considered by the Nominating and Corporate Governance Committee, stockholder nominations must be submitted before the fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. The Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of our bylaws relating to stockholder nominations as described in “Stockholder Proposals for the 2015 Annual Meeting” below. Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional members of the Board of Directors to fill vacancies or expand the size of the Board of Directors and the likelihood that the prospective nominee can satisfy the evaluation factors considered by the Committee. If the Committee determines, in consultation with the other members of the Board of Directors as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. The Chairman of the Committee and the Chairman of the Board of Directors will then interview a qualified candidate. A qualified candidate is then invited to meet the remaining members of the Committee and the other directors. The Committee then determines, based on the background information and information obtained in interviews, whether to recommend to the Board of Directors that a candidate be nominated to the Board of Directors.

The Committee believes a prospective nominee for director should, at a minimum, satisfy the following standards and qualifications and evaluates prospective nominees accordingly:

•	the prospective nominee’s ability to represent the interests of our stockholders;
•	the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;
•	the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and
•	the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors and the need for Audit Committee expertise. After completing this evaluation and interview, the Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation and report of the Committee.

All of the members of the Committee are independent within the meaning of SEC regulations and the Nasdaq Global Select Market qualitative listing requirements. No member of the Committee is an “interested person” as defined in the 1940 Act.

Valuation Committee.  The function of the Valuation Committee is to aid the Board of Directors in estimating the fair values of debt and equity securities that are not publicly traded or for which current market valuations are not readily available. The Committee met ten times during 2013.

Communications with the Board of Directors

We provide a means for our stockholders to communicate with the Board of Directors. Stockholders may address correspondence to the Board of Directors as a whole or individual members of the Board of Directors relating to us via e-mail at investor_relations@ngpcrc.com. Our Secretary will then forward the correspondence to the applicable addressee. Correspondence may also be directed to NGP Capital Resources Company, Attention: Corporate Secretary, 909 Fannin, Suite 3800 Houston, Texas 77010. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded to the attention of the applicable addressee. Trivial items will be delivered to the directors at the next scheduled meeting of the Board of Directors. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Outside Directors”, “Independent Directors” or “Non-Management Directors” will be forwarded or delivered to our independent directors. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board. Concerns relating to accounting, internal controls or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Corporate Governance

We are a Maryland corporation subject to the provisions of the Maryland General Corporation Law. Our day-to-day operations and requirements as to the place and time, conduct and voting at a meeting of stockholders are governed by our charter and bylaws, the provisions of the Maryland General Corporation Law and the provisions of the 1940 Act. A copy of the charter and bylaws, corporate governance guidelines and the charters of the Audit, Compensation and Nominating and Corporate Governance Committees may be obtained by submitting a request in writing to NGP Capital Resources Company, Attention: Corporate Secretary, 909 Fannin, Suite 3800, Houston, Texas 77010.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and all employees, officers and directors. Our code of ethics is available on our website (www.ngpcrc.com). Information contained on or connected to our website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing that we file with the SEC.

Independent Directors

The Board of Directors undertook its annual review of director independence in March 2014. During this review, the Board of Directors considered transactions and relationships between each director or any member of his immediate family and us. The Board of Directors also examined transactions and relationships between directors or their affiliates and members of our senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent. As a result of this review, the Board of Directors affirmatively determined that all of the directors are independent of us and our management with the exception of David R. Albin and Kenneth A. Hersh. Messrs. Albin and Hersh are considered interested directors because of their employment as senior executives and owners of NGP, which is the sole limited partner of NGPIA.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director or executive officer of the Company has, during the last ten years: (i) been convicted in or is currently subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) had any bankruptcy petition filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Information About Our Executive Officers

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
Stephen K. Gardner 909 Fannin, Suite 3800 Houston, Texas 77010 Age: 54	President and Chief Executive Officer	One year; President and CEO since 2011	Mr. Gardner has served as our President and Chief Executive Officer since February 2011. From December 2005 to June 2011, he served as our Chief Financial Officer and Treasurer. From September 2006 to June 2011, he served as our Corporate Secretary. From October 2004 to December 2005, he served as our Director of Finance. From September 2002 to May 2004, he was Chief Financial Officer of Dunhill Resources, Inc., a privately-held oil and natural gas production company. Prior to September 2002, Mr. Gardner served as president of a private construction firm and as Chief Financial Officer of Mesa, Inc., the predecessor to Pioneer Natural Resources.
L. Scott Biar 909 Fannin, Suite 3800 Houston, Texas 77010 Age: 51	Chief Financial Officer, Secretary, Treasurer and Chief Compliance Officer	One year; Officer since 2011	Mr. Biar has served as our Chief Financial Officer, Secretary, Treasurer and Chief Compliance Officer since June 2011. He previously served as Vice President and Controller of BJ Services Company from 2007 through 2010, and served in various senior financial roles at Stewart & Stevenson Services, Inc., including as Controller and Chief Accounting Officer from 2002 through 2006, as Chief Financial Officer, Treasurer and Controller in 2006, and in a transitional integration role from 2006 to 2007 after the sale of the company to Armor Holdings, Inc.

Compensation Discussion and Analysis

Our executive officers do not receive any direct compensation from us. We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees of NGPIA and NGPA, pursuant to the terms of the Current Investment Advisory Agreement and Current Administration Agreement, respectively. Each of our executive officers is an employee of NGPA. Our day-to-day investment operations are managed by our investment advisor. Most of the services necessary for the origination and administration of our investment portfolio are provided by investment professionals employed by NGPA. In addition, we reimburse NGPA for our allocable portion of expenses incurred by it in performing its obligations under the Current Administration Agreement, including our allocable portion of the cost of our officers and their respective staffs.

Under the Current Investment Advisory Agreement, NGPIA earned approximately $6.0 million and $4.6 million in fees for the years ended December 31, 2013 and 2012, respectively. In addition, during 2013 and 2012, we reimbursed NGPA approximately $3.1 million and $2.9 million, respectively, in connection with our allocable portion of certain expenses under the Current Administration Agreement.

Compensation of Directors

The following table sets forth the compensation paid to our directors in 2013:

Name of Person, Position	Fees earned or paid in cash	Total
Independent directors
Edward W. Blessing	$90,000	$90,000
Lon C. Kile	$80,000	$80,000
William K. White	$75,000	$75,000
Interested directors(1)
David R. Albin	$0	$0
Kenneth A. Hersh	$0	$0

(1)	Interested directors do not receive any direct compensation from us.

Each director who is not an officer will receive an annual fee of $75,000 and reimbursement for all out-of-pocket expenses relating to attendance at meetings. In addition, the Chairman of the Audit Committee receives an annual fee of $10,000 in quarterly payments, and each chairman of any other committee receives an annual fee of $5,000 in quarterly payments. The independent directors do not receive any additional compensation from us or our portfolio companies for any additional services rendered. Each director who is not an officer is also provided an allowance of up to $10,000 to be used for professional training purposes. The directors who were not officers were paid an aggregate of $245,000 as compensation for the year ended December 31, 2013, representing the annual fees for the year served in 2013.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors is currently comprised of Messrs. Kile (chair), Blessing and White. No member of the Compensation Committee is a former officer of the Company or was an officer or employee of the Company during the last fiscal year. None of our executive officers served on the Board of Directors or the Compensation Committee of any other entity for which any officers of such other entity served either on our Board of Directors or Compensation Committee.

Compensation Committee Report

The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of NGP Capital Resources Company held three meetings during fiscal year 2013. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon such review, the related discussions and such other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the Compensation Committee of the Board,
Lon C. Kile, Chairman
Edward W. Blessing
William K. White

Certain Relationships and Related Transactions

Current Investment Advisory and Administration Agreements

We are party to the Current Investment Advisory Agreement with our manager, NGPIA, whose general partner is NGPA. Both of our executive officers, Messrs. Gardner and Biar, are officers of our manager. In addition, two of our directors, Messrs. Hersh and Albin, have direct and indirect ownership interests in our manager. The address of our manager is 909 Fannin, Suite 3800, Houston, Texas 77010.

Pursuant to the terms of the Current Administration Agreement, our administrator, NGPA, currently provides us with administrative services necessary to conduct our day-to-day operations. Both of our executive officers, Messrs. Gardner and Biar, are officers of our administrator. In addition, two of our directors, Messrs. Hersh and Albin, have direct and indirect ownership interests in our administrator. The address of our administrator is 909 Fannin, Suite 3800, Houston, Texas 77010.

License Agreement

We are party to a license agreement with NGP, pursuant to which NGP has granted us a non-exclusive, royalty-free license to use the “Natural Gas Partners” and “NGP” names. Affiliates of NGP own and control our administrator. If Proposal 1 is approved, upon closing of the Transactions, this license agreement will be terminated.

Indemnity Agreements

We have entered into indemnity agreements with certain executive officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines, liabilities, losses, penalties, excise taxes and amounts paid in settlement that he or she may be required to pay in actions or proceedings to which he or she is or may be made a party by reason of his or her position as a director or officer, and otherwise to the fullest extent permitted under Maryland law and our charter and bylaws. In addition, the Current Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, our manager, its partners and our managers’ and its partners’ respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from us for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of or otherwise based upon any of our manager’s duties or obligations under the investment advisory agreement or otherwise as our investment advisor.

Review, Approval or Ratification of Transactions with Related Persons

Our independent directors are required to review and approve any transactions with related persons (as such term is defined in Item 404 of Regulation S-K).

Section 16(a) Beneficial Ownership Reporting Compliance

Under the federal securities laws, our directors, executive (and certain other) officers and any persons holding more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to us and the SEC. Specific due dates for these reports have been established by regulation, and we are required to report any failure to file by these dates in 2013. To our knowledge, based solely on a review of the copies of beneficial ownership reports furnished to us and written representations that no other reports were required, during the year ended December 31, 2013, all of our directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements.

Information about the Audit Committee and the Principal Accountant

Report of the Audit Committee

The following report of the Audit Committee, which we refer to as the Audit Committee, of the Board of Directors, which we refer to as the Board, of NGP Capital Resources Company, which we refer to as the Company, does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, except to the extent that we specifically incorporate this report by reference therein.

The Audit Committee is responsible for the selection and engagement of the Company’s independent auditors, the review and pre-approval of both the audit and non-audit work of the Company’s independent public accountants, the review of the Company’s compliance with regulations of the Securities and Exchange Commission, which we refer to as the SEC, and the Internal Revenue Service and other related matters. The Company adopted an Audit Committee Charter on August 12, 2004. The full text of the Audit Committee’s current charter is available on the Company’s website (www.ngpcrc.com). Information contained on or connected to the Company’s website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing that the Company files with the SEC.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing. Members of the Audit Committee rely without independent verification on the information provided to them and on representations made by management and the independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are prepared in accordance with generally accepted accounting principles.

The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its duties. The Audit Committee’s meetings include, whenever appropriate, executive sessions with our independent auditor without the presence of management.

As part of its oversight of our financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditor all annual and quarterly financial statements prior to their issuance. During 2013, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussions with Ernst & Young LLP, which we refer to as E&Y, the Company’s independent registered public accounting firm for the year ended December 31, 2013, of matters required to be disclosed pursuant to the Public Company Accounting Oversight Board’s AU Section 380 (Communication with Audit Committees), including the quality of our accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with E&Y matters relating to its independence, including a review of audit and non-audit fees and reviewed the written disclosure and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company’s management and E&Y such other matters and received such assurance from them, as the Audit Committee deemed appropriate.

Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Board approve the inclusion of the Company’s audited financial statements for the year ended December 31, 2013, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 10, 2014.

Respectfully submitted by the Audit Committee of the Board,
Edward W. Blessing, Chairman
Lon C. Kile
William K. White

Relationship with Independent Registered Public Accounting Firm

On April 12, 2012, the Audit Committee dismissed PricewaterhouseCoopers, LLP, which we refer to as PwC, as our independent registered public accounting firm. PwC’s reports on our consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of our consolidated financial statements for the fiscal years ended December 31, 2011 and 2010 and through April 12, 2012, (i) there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused them to make a reference thereto in their reports on our consolidated financial statements for such periods and (ii) during the two most recent fiscal years and through April 12, 2012, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the following matter:

As disclosed in Item 4 of our quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, management concluded that we did not maintain effective controls over the determination and reporting of the provision for income taxes. Accordingly, management concluded that this control deficiency constituted a material weakness as of March 31, 2010 and June 30, 2010. Subsequently, we remediated the material weakness and concluded our internal control over financial reporting was effective as of September 30, 2010 (as previously reported in our quarterly report on Form 10-Q for the quarter ended September 30, 2010).

On April 12, 2012, the Audit Committee engaged E&Y as our independent registered public accounting firm, as of and for the fiscal year ending December 31, 2012 and the interim periods prior to such year-end. The Audit Committee (composed entirely of independent directors) elected to retain E&Y as our auditor given E&Y’s experience and presence in the accounting profession and in our industry. Our stockholders ratified the selection of E&Y as our auditor for the fiscal year ending December 31, 2012.

During the fiscal years ended December 31, 2010 and 2011 and through April 12, 2012, we did not consult with E&Y regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, and no written report or oral advice was provided by E&Y to us that E&Y concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue or (ii) any other matters or reportable events described under Item 304(a)(2)(ii) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, we provided PwC with a copy of the above disclosures and requested that PwC furnish a letter addressed to the SEC stating whether it agrees with the above statements. A copy of such letter, dated April 13, 2012, is filed as Exhibit 16.1 to our current report on Form 8-K filed with the SEC on April 13, 2012.

Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2013 and 2012 by E&Y.

	Fiscal Year Ended December 31, 2013		Fiscal Year Ended December 31, 2012
Audit Fees	$599,500	(1)	$560,784	(1)
Audit-related Fees	22,271		22,892
Tax Fees	35,000		35,000
All Other Fees	—		—
Total Fees	$656,771		$618,676

(1)	Includes approximately $40,000 and $49,000 in audit fees related to our universal shelf registration statement on Form N-2 for the fiscal years ended December 31, 2013 and 2012, respectively.

Audit fees relate to fees and expenses billed by E&Y for the annual audit, including the audit of our annual financial statements, audit of management’s report on internal controls over financial reporting, review of our quarterly financial statements and review of registration statements filed with the SEC. Audit-related fees include fees billed for out-of-pocket expenses for audit-related services and for attest services that are not required by statute or regulation. Tax fees consist of fees billed for professional services for tax compliance, tax advice and tax planning. All other fees would relate to fees billed for products and services other than services described above.

All of the audit-related and tax compliance consultation services were pre-approved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services by E&Y to us, our manager and our administrator is compatible with maintaining E&Y’s independence in the conduct of its auditing functions.

There were no non-audit services billed by E&Y to our manager or our administrator. In addition, E&Y did not provide any non-audit services to any entity controlling, controlled by or under common control with our manager.

The Audit Committee’s procedure is to approve prior to commencement of the engagement or project all audit and permitted non-audit services (including the fees and terms thereof) to be performed by the independent auditor for us, for our manager on our behalf, and for any entity controlling, controlled by or under common control with our manager on our behalf, subject to the de minimis exception for non-audit services set forth in Rule 2-01(c)(7)(i)(C) of Regulation S-X that are approved by the Audit Committee before completion of the audit. In pre-approving all audit services and permitted non-audit services provided by the independent auditor, the Audit Committee or a delegated member must consider whether the provision of the permitted non-audit services is compatible with maintaining the independence of, and its status as, our independent auditor.

Certain services may not be provided to us by the independent auditor without jeopardizing the auditor’s independence. These services are deemed prohibited services and include certain management functions; human resources services; broker-dealer, investment advisor or investment banking services; legal services and expert services unrelated to the audit. Other services are conditionally prohibited and may be provided if the Audit Committee reasonably concludes that the results of the services will not be subject to audit procedures during an audit of our financial statements. These types of services include bookkeeping, financial information systems design and implementation, valuation services and internal audit outsourcing services.

PROPOSAL 3 — RATIFICATION OF THE SELECTION OF THE INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent registered public accounting firm to audit our consolidated financial statements as of and for the fiscal year ending December 31, 2014 and our internal controls over financial reporting as of December 31, 2014, and the Audit Committee is submitting the selection of E&Y to the stockholders for ratification. E&Y has served as our independent registered public accounting firm since 2012 and also has provided certain tax and other audit-related services during that time.

Representatives of E&Y are expected to be present at the annual meeting, and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

In the proposal for the ratification of E&Y as our independent registered public accounting firm for the fiscal year ending December 31, 2014, you may vote “FOR” or “AGAINST” the proposal, or you may “ABSTAIN” from voting on the proposal. If you authorize a proxy via Internet, telephone or mail with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors.

If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain E&Y. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Recommendation of the Board of Directors

The Board of Directors, based on the approval and the recommendation of the Audit Committee, recommends that each stockholder vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

PROPOSAL 4 — TO APPROVE ANY MOTION PROPERLY BROUGHT BEFORE THE
ANNUAL MEETING TO ADJOURN THE ANNUAL MEETING, IF NECESSARY,
TO SOLICIT ADDITIONAL VOTES IN FAVOR OF THE PROPOSAL TO APPROVE THE PROPOSED INVESTMENT ADVISORY AGREEMENT

At the annual meeting, we may ask stockholders to vote to adjourn the annual meeting to solicit additional proxies in favor of the approval of the proposal to approve the Proposed Investment Advisory Agreement if we have not obtained sufficient votes to approve the proposal.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” any motion properly brought before the annual meeting to adjourn the annual meeting to solicit additional proxies in favor of the proposal to approve the Proposed Investment Advisory Agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

In September 2013, in conjunction with our Board of Directors’ evaluation of strategic alternatives to enhance stockholder value, NGPA entered into retention agreements with all of its salaried employees. These retention agreements permit us to continue to operate in the normal course of business during our Board of Directors’ evaluation of strategic alternatives and provide that upon a Change in Control (as defined below) of the Company, each of the salaried employees of NGPA will be entitled to certain compensatory benefits. If Proposal 1 is approved, then certain of the salaried employees of NGPA will be entitled to certain compensatory benefits under the retention agreements. Assuming that a Change in Control (as defined in the retention agreements) occurred on December 31, 2013, the dollar amounts of potential payments to each of our named executive officers would have been as follows: Mr. Gardner — $625,000; and Mr. Biar — $440,000, and the aggregate dollar amount of potential payments to all officers and employees of NGPA would have been approximately $3,600,000. Assuming that a Change in Control (as defined in the retention agreements) occurs between June 30, 2014 and December 31, 2014, the dollar amounts of potential payments, including annual performance bonuses, to each of our named executive officers will be as follows: Mr. Gardner — $1,000,000; and Mr. Biar — $715,000, and the aggregate dollar amount of potential payments to all officers and employees of NGPA, including 2014 annual performance bonuses, will be approximately $5,600,000. Consistent with the allocation under the Current Administration Agreement of expenses incurred in connection with our evaluation of strategic alternatives, 75% of any retention payments paid pursuant to these retention agreements shall be allocated to, and paid by, the Company, with the remaining portion, 25%, to be paid by NGPIA. The amounts above are before taxes, which would reduce amounts ultimately due to our named executive officers. Any actual payments that may be made under the agreements described above depend on various factors, which may or may not exist at the time a Change in Control actually occurs and/or the named executive officer is actually terminated. Therefore, such amounts and disclosures should be considered “forward looking statements”.

For purposes of these retention agreements, “Change of Control” means (1) any consolidation, merger, or share exchange of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s common stock would be converted into cash, securities, or other property, other than a consolidation, merger, or share exchange in which the holders of the Company’s common stock immediately prior to such transaction have the same proportionate ownership of common stock of the surviving corporation immediately after such transaction; (2) any sale, lease, exchange, or other transfer (excluding transfer by way of pledge or hypothecation) in one transaction or a series of related transactions of all or substantially all of the assets of the Company; (3) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; (4) the cessation of control (by virtue of their not constituting a majority of directors) of the Company’s Board of Directors by the individuals (the “Continuing Directors”) who were directors of the Company at the Effective Date or become directors after the effective date of the retention agreements and whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who were directors at the effective date of the retention agreements or whose election or nomination for election was previously so approved; (5) the acquisition of beneficial ownership (within the meaning of Rule 13d-3 under the Act) of an aggregate of 50% or more of the voting power of the Company’s outstanding voting securities by any person or group (as such term is used in Rule 13d-5 under the Act) who beneficially owned less than 50% of the voting power of the Company’s outstanding voting securities on the effective date of the retention agreements; or (6) in a Title 11 bankruptcy proceeding, the appointment of a trustee or the conversion of a case involving the Company to a case under Chapter 7.

OTHER MATTERS

The Board of Directors knows of no matters other than those listed in the Notice of Annual Meeting of Stockholders that are likely to come before the annual meeting. If, however, any other motion properly presented at the meeting requiring a vote of stockholders arises, the persons named as proxies will vote on such procedural matter in accordance with their discretion.

In the event that sufficient votes in favor of the proposals set forth in the Notice of the Annual meeting are not received by the time scheduled for the annual meeting, the chairman of the meeting or the individuals named as proxies may move for one or more adjournments of the meeting to permit further solicitation of proxies.

ANNUAL REPORT

Our financial statements are contained in the 2013 Annual Report to Stockholders, which has been provided to our stockholders concurrently herewith. Such report and the financial statements contained therein are not to be considered as a part of this soliciting material. A copy of our 2013 Annual Report to Stockholders is available without charge upon request. Please direct your request to NGP Capital Resources Company, Attention: Investor Relations, 909 Fannin, Suite 3800, Houston, Texas 77010, (713) 752-0062, or via email at investor_relations@ngpcrc.com.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the Proxy Statement for the Company’s 2015 annual meeting of stockholders. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2015 Annual Meeting may do so by following the procedures prescribed in SEC Rule 14a-8. Proposals should be sent to us at 909 Fannin, Suite 3800, Houston, Texas 77010, Attention: Corporate Secretary no later than April 27, 2015 to be eligible for inclusion in our proxy materials. Submission of a stockholder proposal does not guarantee inclusion in our proxy statement or form of proxy because certain SEC rules must be satisfied.

As more specifically provided in the Company’s current bylaws, a stockholder making a nomination of a candidate for director or a proposal of other business to be considered by the stockholders (other than proposals to be included in our proxy materials as discussed in the previous paragraph) for our 2015 Annual Meeting must deliver to the Corporate Secretary at the address set forth in the following paragraph not earlier than the 150th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting nor later than 5:00 p.m., Central Time, on the 120 th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Accordingly, a stockholder’s nomination of a candidate for director or other proposal of business must be received no earlier than March 28, 2015 and no later than 5:00 p.m., Central Time, on April 27, 2015 in order to be considered at the 2015 Annual Meeting.

Under the Company’s bylaws, if you are a stockholder and desire to make a director nomination or a proposal of other business to be considered by the stockholders at a meeting of stockholders, you must deliver written notice of your intent to make such a nomination either by personal delivery or by U.S. mail, postage prepaid, to Corporate Secretary, NGP Capital Resources Company, 909 Fannin, Suite 3800, Houston, Texas 77010, within the time limits described above for delivering of notice of a stockholder proposal and comply with the information requirements in the bylaws relating to stockholder nominations.

These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to Rule 14a-4(c) of the Exchange Act, the Board of Directors may exercise discretionary voting authority under proxies solicited by it with respect to any matter properly presented by a stockholder at the 2015 Annual Meeting that the stockholder does not seek to have included in our proxy statement if (except as described in the following sentence) the proxy statement discloses the nature of the matter and how the Board of Directors intends to exercise its discretion to vote on such matter, unless we are notified of the proposal on or before April 27, 2015, and the stockholder satisfies the other requirements of Rule 14a-4(c)(2). If we first receive notice of such matter after April 27, 2015 and the matter nonetheless is permitted to be presented at the 2015 Annual Meeting, the Board of Directors may exercise discretionary voting authority with respect to any such matter without including any discussion of the matter in the proxy statement for the 2015 Annual Meeting. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with the requirements described above and other applicable requirements.

A copy of the full text of the bylaw provisions discussed above may be obtained by writing to NGP Capital Resources Company, Attention: Corporate Secretary, 909 Fannin, Suite 3800, Houston, Texas 77010.

EXHIBIT A

FORM OF PROPOSED INVESTMENT ADVISORY AGREEMENT

THIS AGREEMENT dated as of [           ], 2014 (this “Agreement”), by and between NGP Capital Resources Company, a Maryland corporation (the “Company”), and Oak Hill Advisors, L.P. a Delaware limited partnership (the “Advisor”).

WHEREAS, the Company is a closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has further elected to be treated as a regulated investment company (“RIC”) for tax purposes;

WHEREAS, the Advisor is an investment advisor registered as such under the Investment Advisers Act of 1940, as amended (collectively, with the rules and regulations promulgated thereunder, the “Advisers Act”) and is engaged in the business of providing management and investment advisory services; and

WHEREAS, the Company deems it advisable to retain the Advisor to furnish certain management and investment advisory services to the Company, and the Advisor wishes to be retained to provide such services, on the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter contained, it is agreed by and between the parties hereto as follows:

SECTION 1

DUTIES OF THE ADVISOR

1.1 Engagement.  Commencing on the date hereof, the Company hereby engages and retains the Advisor to act as the investment advisor to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the Board of Directors of the Company (the “Board”), for the period and upon the terms herein set forth, in accordance with (i) the investment objectives, policies, and restrictions that are set forth in the Company’s proxy statement dated [           ], 2014, as such investment objectives, policies and restrictions may be amended from time to time, (ii) the Investment Company Act, (iii) the policies adopted by the Board to the extent such policies do not conflict with any provisions of this Agreement, (iv) all other applicable federal and state securities and commodities laws, rules, and regulations, and (v) the Company’s articles of incorporation and by-laws, as such articles of incorporation and by-laws may be amended from time to time.

1.2 Services.  Without limiting the generality of Section 1.1, the Advisor shall, during the term and subject to the provisions of this Agreement, provide any and all management and investment advisory services necessary or appropriate for the operation of the Company and the conduct of its business. Such management and investment advisory services shall include the following:

(a)	determining the composition of the portfolio of the Company, the nature and timing of the changes therein, and the manner of implementing such changes;
(b)	identifying, evaluating, and negotiating the structure of the investments made by the Company;
(c)	performing due diligence on prospective portfolio companies;
(d)	monitoring the performance of, and managing the Company’s investments;
(e)	determining the securities and other assets that the Company will purchase, retain, or sell and the terms on which any such securities are purchased and sold;
(f)	arranging for the disposition of investments for the Company;
(g)	recommending to the Board the fair value of the Company’s investments that are not publicly traded debt or equity securities or other assets based upon the valuation guidelines adopted by the Board;

(h)	voting proxies in accordance with the proxy voting policies and procedures adopted by the Advisor; and
(i)	providing the Company with such other investment advice, research, and related services as the Company may, from time to time, reasonably require for the investment of the Company’s assets.

The Advisor shall have the power and authority on behalf of the Company to effect its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for purchase or sale transactions on behalf of the Company. In the event that the Company determines to refinance its existing debt financing arrangements or to obtain other financing, including any hedging or swap arrangements, the Advisor will arrange for such financing on the Company’s behalf, including, if applicable, entering into International Swaps and Derivatives Association agreements and opening bank accounts, subject to the oversight and approval of the Board. If it is necessary for the Advisor to make investments or arrange financing on behalf of the Company through a special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such special purpose vehicle in accordance with the Investment Company Act.

1.3 Records.  The Advisor shall keep and preserve for the period required by the Investment Company Act any books and records related to the provision of investment advisory services to the Company and required to be maintained under Rule 31a-2 under the Investment Company Act for an investment advisor to a business development company and shall maintain all books and records with respect to the Company’s portfolio transactions. The Advisor agrees that any records that it maintains for the Company as required under the Investment Company Act are the property of the Company and it will surrender promptly to the Company any such records upon the Company’s request, provided that (i) the Advisor may retain a copy of such records and (ii) nothing contained herein shall prevent the Advisor from using the performance track record of the Company following any termination of this Agreement.

1.4 Control and Supervision.  The performance by the Advisor of its duties and obligations hereunder shall be subject to the control and supervision of the Board and the Advisor’s determination of what services are necessary or appropriate for operation or to reasonably conduct the business of the Company shall be subject to review by the Board. The Advisor shall provide periodic and special reports to the Board of its performance of its obligations hereunder as the Board may request.

1.5 Acceptance.  The Advisor hereby accepts such engagement and agrees during the term hereof to provide the services described herein and to assume the obligations herein set forth for the compensation provided herein.

1.6 Independent Contractor.  The Advisor shall for all purposes herein provided be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

1.7 Compliance.  The Advisor represents that it is registered with the Securities and Exchange Commission (the “SEC”) as an investment advisor under the Advisers Act. The Advisor agrees that its activities with respect to the Company will at all times be in compliance in all material respects with applicable federal securities and state securities laws governing its operations and investments. The Advisor has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as defined in Rule 38a-l under the Investment Company Act) by the Advisor, including an investment allocation policy which delineates how the Advisor will allocate investments between the Company, on the one hand, and other funds, separate accounts and investment accounts managed by the Advisor, on the other hand. The Advisor has provided the Company, and in the future shall provide the Company, at such times as the Company may reasonably request, with a copy of such policies and procedures. In addition, the Advisor shall provide to the Company, at such times as the Company may reasonably request, a written report that addresses the operation of the policies and procedures; such report shall be of sufficient scope and sufficient detail, as may reasonably be required to comply with Rule 38a-1 and to provide reasonable assurance that any material weaknesses in the design or implementation of the policies and procedures would be disclosed by such examination, and, if there are no such weaknesses, the report shall so state.

1.8 Excess Brokerage Commissions.  The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker, or dealer an amount of commission or other fees for effecting a securities (including loans) transaction in excess of the amount of commission another member of such exchange, broker, or dealer would have charged for effecting that transaction, if the Advisor determines in good faith, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities (including loans), that such amount of commission or other fees is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net results for the Company.

SECTION 2

USE OF SUB-INVESTMENT ADVISOR

The Advisor may, subject to requirements of the Investment Company Act, employ one or more sub-investment advisors (each, a “Sub-Advisor”) to assist the Advisor in the performance of its duties under this Agreement. One or more of the Advisor’s Affiliates (including Oak Hill Advisors (Europe), LLP and OHA (UK) LLP) may serve as a Sub-Advisor. Specifically, the Advisor may retain a Sub-Advisor to recommend specific securities or other investments based upon the Company’s investment objectives and policies, and work, along with the Advisor, in structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject to the oversight of the Advisor and the Company. Such use of a Sub-Advisor does not relieve the Advisor of any duty or liability it would otherwise have under this Agreement. Compensation of any such Sub-Advisor for services provided and expenses assumed under any agreement between the Advisor and such Sub-Advisor permitted under this paragraph is the sole responsibility of the Advisor. Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law and shall contain a provision requiring any Sub-Advisor to comply with Sections 1.3 and 1.7.

SECTION 3

SERVICES OF THE ADVISOR NOT EXCLUSIVE

3.1 Limitations on the Employment of the Advisor.  The obligations of the Advisor to the Company and the services furnished by the Advisor hereunder are not exclusive. The Advisor and its Affiliates (as hereinafter defined) may engage in any other business or furnish the same or similar services to others, including businesses that may be in direct or indirect competition with the business of the Company and may be in direct competition with the Company for particular investments, so long as its services to the Company under this Agreement are not impaired thereby. It is contemplated that from time to time one or more Affiliates of the Advisor may serve as directors, officers, or employees of the Company or otherwise have an interest or affiliation with the Company or have the same or similar relationships with competitors of the Company. Nothing in this Agreement shall limit or restrict the right of the Advisor, any manager, direct or indirect partner, officer, agent, or employee of the Advisor or its Affiliates, who may also be a manager, officer, agent, or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or dissimilar nature, or to receive fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the Company’s portfolio companies, subject to applicable law). Neither the Advisor nor any of its Affiliates shall in any manner be liable to the Company by reason of the foregoing activities of the Advisor or such Affiliate. So long as this Agreement remains in effect, the Advisor shall be the only investment advisor for the Company, subject to the Advisor’s right to enter into sub-advisory agreements. The Advisor assumes no responsibility under this Agreement other than to provide the services called for hereunder.

3.2 Responsibility of Dual Directors, Officers, and Employees.  It is understood that directors, officers, employees, and security holders of the Company are or may become interested in the Advisor and its Affiliates, as directors, officers, employees, direct or indirect partners, security holders, members, and managers or otherwise, and that the Advisor and directors, officers, employees, direct or indirect partners, security holders, members, and managers of the Advisor and its Affiliates are or may become similarly interested in the Company as security holders or otherwise. If any person who is a manager, direct or indirect partner, officer, or employee of the Advisor is or becomes a director, officer, or employee of the Company and acts as such in any business of the Company, then such manager, direct or indirect partner, officer, or employee of the Advisor shall be deemed to be acting in such capacity for the Company, and not as a manager, partner, officer, or employee of the Advisor or under the control or direction of the Advisor, even if paid by the Advisor. Nothing herein shall prevent any such director, officer, employee or security holder of the Company from recusing him- or herself with respect to any matter in which he or she is being asked to act on behalf of the Company and such recusal shall not be deemed a breach of any duty owed to the Company by such director, officer, employee or security holder.

SECTION 4

ALLOCATION OF COSTS AND EXPENSES

4.1 Costs and Expenses Allocated to the Company.  Except as otherwise expressly provided for in Section 4.2, during the term of this Agreement the Company will bear (and to the extent paid by the Advisor will promptly reimburse the Advisor for) all costs and expenses of the Company’s business, operations, and investments including any and all fees payable pursuant to this Agreement and the following:

(a)	any and all fees, costs and expenses incurred in connection with the origination, evaluation, discovery, investigation, development, negotiation or monitoring of transactions (whether or not consummated), including loan fees, private placement fees, brokerage and sales commissions, oversight servicer and servicer fees (including fixed and/or performance fees), appraisal fees, research fees, dealer spreads, interest and clearing and settlement charges, commitment fees, transfer taxes and premiums, underwriting commissions and discounts, expenses relating to short sales, fees and expenses related to market data (including expenses incurred in connection with any multimedia, analytical, database, news or third-party research or information services and any computer hardware and connectivity hardware (e.g., terminals and telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data), legal, accounting, auditing, investment banking, third-party industry and due diligence experts (including for credit and risk analytics, loss mitigation, real estate and real estate related matters), finders, originators, consulting (including fixed and/or performance fees), filing and other professional fees, communications (including internet access fees and cellular phone charges associated with the Advisor’s investment professionals), travel, and all other expenses (including fees, costs and expenses payable to Affiliates of the Advisor) related to the origination, evaluation, discovery, investigation, development, negotiation or monitoring of potential or actual transactions (whether or not consummated);
(b)	any and all fees, costs and expenses incurred in connection with the carrying or management of investments, including custodial, trustee, record keeping and other administration fees and expenses, operations fees and expenses and reconciliation expenses;
(c)	any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Company (including any and all costs and expenses of any investment, books and records, portfolio compliance and reporting systems such as “Wall Street Office,” “Everest” (Black Mountain) and similar systems and services, including consultant, software licensing, data management and recovery services fees and expenses);
(d)	federal, state, and local taxes and fees and governmental charges, including transfer taxes, premiums and entity-level taxes and filing fees, incurred by, levied upon or payable by the Company;

(e)	any and all costs and expenses incurred in connection with the incurrence of indebtedness, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps;
(f)	any and all costs and expenses (including fees and disbursements) of attorneys, auditors, accountants and consultants relating to Company matters, including expenses incident to the documentation for, and consummation of, transactions (including costs and expenses of in-house professionals, employees and related administrative personnel, (including personnel of the Advisor responsible for conducting reconciliation, portfolio compliance and reporting or otherwise for implementing, maintaining and supervising the procedures relating to the books and records of the Company) inclusive of their allocated overhead (including all costs and expenses on account of rent and related expenses (e.g., utilities), salaries, wages, bonuses, employee benefits, furnishings and office expenses));
(g)	any and all fees, costs and expenses payable to the SEC, the Financial Industry Regulatory Authority (“FINRA”) or any other regulatory bodies and any fees and expenses of state securities regulatory authorities, in each case, only with respect to matters pertaining to the Company;
(h)	any and all costs and expenses of preparing, printing, filing, and distributing reports and notices to investors, regulatory bodies, including the SEC and FINRA, and NASDAQ and any other securities exchange, in each case, only with respect to matters pertaining to the Company;
(i)	any and all costs and expenses (including accounting, legal or regulatory fees and expenses) incurred to comply with any law or regulation related to the activities of the Company (including legal or regulatory fees and expenses in connection with ongoing compliance, filing and reporting obligations under the Dodd-Frank Wall Street Reform Act, Investment Company Act, or any other applicable laws, including filing fees and expenses and expenses related to the preparation and filing of regulatory filings) or incurred in connection with any litigation or governmental inquiry, investigation or proceeding involving the Company;
(j)	any and all costs and expenses incurred in connection with proxy solicitation and any meeting of the security holders, directors or committee of the Company relating to the Company (and ancillary activities related thereto);
(k)	any and all administration fees payable under the Administration Agreement between the Company and the Advisor in its capacity as the administrator of the Company (the “Administrator”) dated [ ], 2014 (the “Administration Agreement”);
(l)	to the extent allocable for the provision of the investment advisory or investment management services required to be provided to the Company by the Advisor under this Agreement, overhead costs and expenses (including all costs and expenses on account of rent and related expenses (e.g., utilities), furnishings and office expenses but, pursuant to Section 4.2, excluding wages, salaries and benefits) of the Advisor’s investment professionals;
(m)	any and all charges and expenses of the Company’s custodian, paying, transfer, dividend disbursing and any similar agent;
(n)	compensation and expenses of the Company’s directors who are not interested persons of the Company or the Advisor, and of any of the Company’s officers who are not interested persons of the Advisor; expenses of all directors or officers in attending meetings of the Board or security holders;
(o)	any and all costs, fees and expenses incurred in connection with the formation, organization, operation, dissolution or winding up of any special purpose vehicle of the Company;
(p)	any and all costs and expenses of administration, including printing, mailing, telephone, technology systems, Internet service, copying, secretarial and other staff, stationery, supplies, rent and related expenses (e.g., utilities), and all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business, such as the Company’s allocable portion of overhead under the Administration Agreement;

(q)	any and all costs of membership by the Company or its directors or executive officers in any trade organizations and attendance at trade or industry conferences;
(r)	any and all expenses associated with litigation, arbitration, proceedings, investigations, disputes, claims and governmental inquiries of the Company and the handling or negotiation thereof, including the amount of any judgments, fines or settlements, and other extraordinary or non-recurring expenses except, however, to the extent such expenses or amounts have been determined to be excluded from the indemnification provided for in Section 7;
(s)	any and all insurance premiums or expenses in connection with the activities of the Company, including errors, omissions, fidelity, general partner liability, directors’ and officers’ liability and similar coverage for any person acting on behalf of the Company, the Advisor or their respective Affiliates;
(t)	any and all costs and expenses of marketing or offering the Company’s common stock and other securities including registering securities under federal and state securities laws and investor and media relations;
(u)	any and all fees, costs and expenses incurred in connection with computing the value of the assets of the Company, including the costs and expenses associated with advisors, independent pricing services and third party evaluations or appraisals of the Company or its assets or its investments;
(v)	any and all costs and expenses of providing significant managerial assistance offered to the Company investments;
(w)	any and all fees and expenses (including expenses incurred by the Advisor) payable to third parties, including accountants, agents, attorneys, consultants, or other advisors in monitoring the financial and legal affairs of the Company and the Company’s investments; and
(x)	any and all other fees, costs and expenses directly allocable and identifiable to the Company or its business, investments, financing or capital raising activities.

Notwithstanding the foregoing, the aggregate amount of costs and expenses payable (whether paid directly by the Company or by reimbursement to the Administrator) by the Company pursuant to Section 4 of the Administration Agreement and to the Advisor pursuant to this Section 4.1 (whether paid directly by the Company or by reimbursement to the Advisor) (excluding (i) interest expense, Base Management Fees and Incentive Fees payable to the Advisor pursuant to this Agreement, insurance expense and professional fees (including consulting, legal, tax, audit and engineering fees) as the Company has historically categorized such costs and expenses, (ii) all matters covered by clauses (d), (g), (h) (but, in the case of such clause (h) only, only with respect to printing, filing and distributing the reports and notices referenced therein), (i) and (r) of this Section 4.1, (iii) any fees, costs and expenses to be borne by the Company in connection with the transactions contemplated by that certain Stock Purchase and Transaction Agreement (the “SPATA”), dated as of July 21, 2014, between the Company, the Advisor and OHA BDC Investor, LLC), and (iv) for the avoidance of doubt, any and all fees, costs and expenses accrued or incurred by, or otherwise payable by the Company to, either (1) NGP Investment Advisor, LP (“NGPIA”) pursuant to that certain investment advisory agreement, dated as of November 9, 2004, by and between the Company and NGPIA, or (2) NGP Administration, LLC (“NGPA”), pursuant to the terms of that certain administration agreement, dated as of November 9, 2004, by and between the Company and NGPA), for the period beginning on the date hereof until [           ], 2015 (the “Anniversary Date”) shall not exceed $2,500,000 (the “Cap”). The foregoing shall in no way limit the Company’s indemnification obligations hereunder.

4.2 Costs and Expenses Allocated to the Advisor.  The expenses to be borne by the Advisor are limited to, to the extent allocable for the provision of the investment advisory or investment management services provided to the Company by the Advisor under this Agreement, the wages, salaries, benefits and other compensation of or relating to the Advisor’s investment professionals.

4.3 Payment or Assumption by the Advisor.  The payment or assumption by the Advisor of any expense of the Company that the Advisor is not required by this Agreement to pay or assume shall not obligate the Advisor to pay or assume the same or any similar expense of the Company on any subsequent occasion.

SECTION 5

MANAGEMENT FEES

5.1 Compensation for Services.  In consideration of the services to be provided by the Advisor under this Agreement, the Company agrees to pay the Advisor, and the Advisor agrees to accept as compensation for the services provided hereunder, a base management fee (“Base Management Fee”) and an incentive fee (“Incentive Fee”) as hereafter set forth. The Advisor may agree to temporarily or permanently waive or defer, in whole or in part, the Base Management Fee and/or the Incentive Fee.

5.2 Base Management Fee.  The Base Management Fee shall be equal to: (i) the Base Management Fee Rate, multiplied by (ii) the average value of the Company’s total assets for the two most recently completed fiscal quarters prior to the fiscal quarter for which such fee is being calculated. For example, for the Base Management Fee payable for the fiscal quarter ended September 30, clause (ii) of the preceding sentence shall be calculated based on the average value of the Company’s total assets for the fiscal quarters ended June 30 and March 31.

The Company shall pay the Base Management Fee at the end of each fiscal quarter in arrears. The “Base Management Fee Rate” shall be equal to 1.75% per year (i.e., 0.4375% per fiscal quarter). Notwithstanding the foregoing, from the date hereof until [           ], 2015, the Base Management Fee Rate shall be reduced by 0.25% per year (i.e., 0.0625% per fiscal quarter). The Base Management Fee for any partial fiscal quarter will be prorated in accordance with Section 5.4.

Notwithstanding the foregoing, for purposes of this Section 5.2, with respect to any fiscal quarter, cash, cash equivalents and U.S. treasury bills, in each case that are purchased by the Company with borrowed money solely for purposes of satisfying quarter-end RIC diversification requirements with respect to such fiscal quarter shall be excluded from the calculation of the Company’s total assets with respect to such fiscal quarter.

5.3 Incentive Fee.  The Incentive Fee shall consist of two parts, as follows:

(a)	One part of the Incentive Fee (the “Pre-Incentive Fee Net Investment Income Fee”) will be calculated and payable quarterly in arrears based on the Pre-Incentive Fee Net Investment Income for the fiscal quarter for which such fee is being calculated and shall be payable promptly following the filing of the Company’s Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. Pre-Incentive Fee Net Investment Income, expressed as a rate of return on the value of the Company’s Net Assets at the end of the immediately preceding fiscal quarter for which such fee is being calculated, will be compared to a “Hurdle Rate” of 1.75% per quarter (i.e., 7% annualized). For example, the Pre-Incentive Fee Net Investment Income Fee payable for the fiscal quarter ended September 30 shall be calculated based on the rate of return on the value of the Company’s Net Assets as of June 30. The Company will not pay the Advisor a Pre-Incentive Fee Net Investment Income Fee in any fiscal quarter in which the Company’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate. In any fiscal quarter in which the Pre-Incentive Fee Net Investment Income exceeds the Hurdle Rate, the Company shall pay to the Advisor (i) 100% of the Company’s Pre-Incentive Fee Net Investment Income with respect to that portion of such Pre-Incentive Fee Net Investment Income that exceeds the Hurdle Rate but is less than 2.1875% in any fiscal quarter (i.e., 8.75% annualized); plus (ii) 20% of the amount of the Company’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 2.1875% in any fiscal quarter. “Pre-Incentive Fee Net Investment Income” means (x) interest income, dividend income, royalty payments, net profits interest payments, and any other income (including any other fees, such as commitment, origination, syndication, structuring, diligence, monitoring, and consulting fees, or other fees that the Company receives from portfolio companies) accrued by the Company during a fiscal quarter, minus (y) the Company’s operating expenses for such fiscal quarter (including the Base Management Fee, any expenses payable by the Company under the Administration Agreement, and any interest expense, and dividends paid on any issued and outstanding preferred stock, if any, of the Company, but excluding the Incentive Fee payable under this Section 5.3 during such fiscal quarter and excluding the Excluded Fees). Pre-Incentive Fee Net Investment Income does not include any Realized Capital Gains, Realized Capital Losses, Unrealized Capital Gains or Unrealized

Capital Depreciation. “Net Assets” means the total assets, less total liabilities, of the Company, determined in accordance with generally accepted accounting principles consistently applied. These calculations will be appropriately prorated for any period of less than three (3) months. “Excluded Fees” means all costs, expenses and fees paid, accrued or incurred in connection with the transactions contemplated by the SPATA but which, for accounting purposes, are amortized over the course of subsequent accounting periods following the Closing (as defined in the SPATA), including the fees, costs, expenses or payments incurred in obtaining the D&O Insurance (as defined in the SPATA) and in connection with any payments by the Company of its allocable share of any payments under the retention agreement entered into by the Company’s prior administrator.
(b)	The second part of the Incentive Fee (the “Capital Gains Fee”) will be determined and payable in arrears as of the end of each fiscal year (or upon termination of this Agreement as set forth below) commencing on [ ], 2014, and will equal (i) 20% of the sum of (A) the Company’s Net Realized Capital Gains from the date hereof to the last day of such fiscal year, if any, less, (B) the amount of Unrealized Capital Depreciation on the last day of such fiscal year, if any; less (ii) the aggregate amount of Capital Gains Fee payments to the Advisor in prior fiscal years. In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying a Capital Gains Fee.

The Capital Gains Fee payable for any period shall be calculated in conjunction with the completion of the Company’s Annual Report on Form 10-K for such period. The Capital Gains Fee shall be payable on the business day after the Company files its Annual Report on Form 10-K for such year.

The terms used in calculating the Capital Gains Fee have the following meanings:

“Realized Capital Gains” means with respect to a security or other asset (i) the amount by which the net amount realized from the sale or other disposition of such security or other asset, exceeds (ii) the original cost of such security or other asset as determined by the Company in accordance with generally accepted accounting principles (“GAAP’“) and the Investment Company Act.

“Realized Capital Losses” means with respect to a security or other asset (i) the amount by which the net amount received from the sales or other disposition of such security or other asset is less than (ii) the original cost of such security or other asset as determined by the Company in accordance with GAAP and the Investment Company Act.

“Net Realized Capital Gains”, for any period, means Realized Capital Gains minus Realized Capital Losses for such period (but not less than zero).

“Unrealized Capital Gains” means with respect to a security or other asset the amount by which the fair value of such security or other asset at the end of a fiscal year as determined by the Company in accordance with GAAP and the Investment Company Act exceeds the original cost of such security or other asset as determined by the Company in accordance with GAAP and the Investment Company Act.

“Unrealized Capital Depreciation” means with respect to a security or other asset the amount by which the fair value of such security or other asset at the end of a fiscal year as determined by the Company in accordance with GAAP and the Investment Company Act is less than the original cost of such security or other asset as determined by the Company in accordance with GAAP and the Investment Company Act.

Notwithstanding the foregoing, any Realized Capital Gains, Realized Capital Losses, Unrealized Capital Gains and Unrealized Capital Depreciation with respect to any and all of the securities or other assets held by the Company (directly or indirectly) on the date hereof, in each case as set forth on Schedule A hereto (an “Existing Investment”), shall be excluded from the calculations of the Capital Gains Fee for purposes of Section 5.3(b); provided, that any Realized Capital Gains, Realized Capital Losses, Unrealized Capital Gains and Unrealized Capital Depreciation resulting directly from a follow-on investment (in the form of a distinct additional purchase of the same security or asset, or other securities or assets of the same issuer) made by the

Company (directly or indirectly) following the date hereof (a “Follow-On Investment”) shall be included in the calculations of the Capital Gains Fee for purposes of Section 5.3(b).

5.4 Proration of Fees.  If this Agreement becomes effective or terminates before the end of any fiscal quarter, the Base Management Fee and Incentive Fee for the period from the effective day to the end of the fiscal quarter or from the beginning of such quarter to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full fiscal quarter in which such effectiveness or termination occurs. In the event that this Agreement shall terminate as of a date that is not a fiscal year end, the termination date shall be treated as though it were a fiscal year end for purposes of calculating and paying an Incentive Fee.

5.5 Transaction Fees.  Any transaction, loan origination, advisory or similar fees (“Transaction Fees”) received in connection with the Company’s activities or the Advisor’s activities as they relate to the Company shall be the property of the Company. The parties agree that any Transaction Fees paid to the members, managers, partners or employees of the Company, the Advisor or their respective Affiliates in connection with the Company’s activities or the Advisor’s activities as they relate specifically to the Company shall be promptly remitted to the Company; provided, however, Transaction Fees received in respect of an investment opportunity in which the Company and one or more entities (including Affiliates of the Advisor) in accordance with the Investment Company Act participate shall be allocated to each of the Company and such entities pro rata in accordance with their respective investments or proposed investments in such investment opportunity.

SECTION 6

LIMITATION OF LIABILITY OF THE ADVISOR

The Advisor (and its affiliates and direct or indirect partners and its and their officers, managers, agents, employees, controlling persons, members, and any other person or entity affiliated with the Advisor including its general partner (collectively, “Affiliates”)), shall not be liable to the Company, or any security holder of the Company, for any error of judgment, mistake of law, any loss or damage with respect to any investment of the Company, or any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment advisor of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services.

SECTION 7

INDEMNIFICATION OF THE ADVISOR

The Company shall indemnify, defend and protect the Advisor (and its Affiliates, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened, or completed action, suit, investigation, or other proceeding whether civil, criminal, administrative, or investigative (including an action or suit by or in the right of the Company or its security holders) arising out of, relating to or otherwise based upon the performance of any of the Advisor’s duties or obligations under this Agreement or serving as an investment advisor of the Company (collectively, the “Indemnified Expenses”). Notwithstanding Section 6 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement (as determined in accordance with the Investment Company Act and the interpretations and guidance of the SEC or its staff thereunder). Notwithstanding any termination of this Agreement, the provisions of this Section 7 of this Agreement shall remain in full force and effect, and the Indemnified Parties shall remain entitled to the benefits thereof. The satisfaction of any indemnification and any holding harmless hereunder shall be from and limited to assets of the Company. Notwithstanding the foregoing, absent a court determination that the person seeking indemnification was liable by reason of “disabling conduct” within the meaning of Section 17(h) of the Investment Company Act, the decision by the Company to indemnify such person shall be based upon the reasonable determination, based upon a review of the facts, that such person was not liable by reason of such disabling conduct, by (a) the vote of a majority of a quorum of directors of the Company who are neither “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act nor parties to such action, suit, or proceeding or (b) an independent legal counsel in a written opinion.

Expenses incurred by the Advisor in defending an actual or threatened civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Advisor to repay such amount if it shall ultimately be determined that the Advisor is not entitled to be indemnified by the Company as authorized in this Section 7, provided that at least one of the following conditions precedent has occurred in the specific case: (a) the Advisor has provided security for its undertaking; (b) the Company is insured against losses arising by reason of any lawful advances; or (c) a majority of a quorum of disinterested non-party directors of the Company or an independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts, that there is reason to believe that the Advisor ultimately will be found entitled to indemnification. The advancement and indemnification provisions in this Section 7 shall apply to all threatened, pending, and completed actions, suits, or proceedings in which the Advisor is a party or is threatened to be made a party during the term of this Agreement.

For purposes of this Section 7, any provision hereof applicable to the Advisor shall also be applicable to any person serving as a direct or indirect partner of the Advisor or any of their directors, officers, employees, agents, members, committee members, controlling persons or Affiliates of the Advisor or any of the foregoing if such person is made a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding in such capacity. The indemnification and advancement provisions of this Section 7 shall be independent of and in addition to any indemnification and advancement provisions that may apply to any director, officer, employee, agent or Affiliate of the Advisor because of any other position that such person may hold with the Company.

The Company hereby acknowledges that Indemnified Parties may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of their Affiliates or other persons (collectively, the “Other Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnified Parties are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnified Parties are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnified Parties to the extent set forth herein and shall be liable for the full amount of all Indemnified Expenses to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and Indemnified Parties), without regard to any rights Indemnified Parties may have against the Other Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnified Parties with respect to any claim for which Indemnified Parties have sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnified Parties against the Company. The Company and Indemnified Parties agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 7.

SECTION 8

DURATION AND TERMINATION

8.1 Duration.  This Agreement shall become effective as of the date hereof and shall continue in effect until [           ], 2016, and subsequently for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation shall be specifically approved at least annually (a) by the vote of a majority of the directors of the Company, cast in person at a meeting called for that purpose, or by the vote of a majority of the outstanding voting securities of the Company and

(b) by the vote of a majority of the Company’s directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Company, in accordance with the requirements of the Investment Company Act.

8.2 Termination.  This Agreement may be terminated at any time, without payment of any penalty, by the Board or by the shareholders of the Company acting by the vote of at least a majority of the outstanding voting securities of the Company, provided in either case that 60 days’ written notice of termination be given to the Advisor at its principal place of business. The Advisor may also terminate this Agreement at any time by giving 60 days’ written notice of termination to the Company, addressed to its principal place of business, without liability.

8.3 Effect of Termination or Expiration.  The provisions of Sections 6 and 7 shall remain in full force and effect and the Advisor and its representatives shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement, the Advisor shall be entitled to (a) any amounts owed under Section 5 for the period prior to the termination or expiration of this Agreement, and (b) all expenses payable under Section 4.1 for the period prior to the termination or expiration of this Agreement and expenses incurred by the Advisor as a result of the termination or expiration of this Agreement.

SECTION 9

GENERAL PROVISIONS

9.1 Notice.  Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party at such address as such other party may designate for the receipt of such notice.

9.2 Required Notice.  The Advisor, or a representative thereof, shall promptly notify the Company upon changes in the direct owners of the Advisor promptly following such change, to the extent such notification is required by the Advisers Act.

9.3 Proprietary Rights.  The Advisor shall have proprietary rights in the Company’s new name and any related logos, which new name and logos shall be selected and approved by the Advisor, in its sole and exclusive discretion, promptly following the date hereof. The Company acknowledges and agrees that the Advisor may, in its sole and exclusive discretion, (i) cause the Company to change its name or use of any logos at any time during which the Advisor is the investment advisor to the Company, and (ii) withdraw from the Company any and all right, title, grant, license, authorization, or any other permissive use of any and all proprietary rights in such names, trademarks or logos or any other names or trademarks incorporating the Advisor’s, or any of its Affiliates’, names, trademarks or logos should (A) the Advisor cease to act as the investment advisor to the Company, or (B) the Company give notice of its intent to terminate the Advisor as the investment advisor to the Company.

9.4 Notice of Filing of Articles of Incorporation.  All parties hereto are expressly put on notice of the Company’s Articles of Incorporation and all amendments thereto, all of which are on file with the State Department of Assessments and Taxation of the State of Maryland, and the limitation of director, officer, agent, employee, and security holder liability contained therein. This Agreement has been executed by and on behalf of the Company by its representatives as such representatives and not individually, and the obligations of the Company hereunder are not binding upon any of the directors, officers, agents, employees, or security holders of the Company individually but are binding upon only the assets and property of the Company.

9.5 Amendment of this Agreement. This Agreement may be amended by the mutual consent of the parties in writing, but the consent of the Company must be obtained in accordance with the requirements of the Investment Company Act.

9.6 Assignment.  This Agreement may not be assigned by either party hereto and shall terminate automatically in the event of any assignment (within the meaning of the Investment Company Act) of this Agreement. Notwithstanding the foregoing, the Advisor may assign this agreement, consistent with the Investment Company Act and applicable law, to any of its Affiliates without the consent of the Company.

9.7 Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the Investment Company Act. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the Investment Company Act, the Investment Company Act shall control. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the Commercial Division of the New York Supreme Court, New York County (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9.1 of this Agreement.

9.8 Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms “majority of the outstanding voting securities,” “affiliated person,” “interested person”, “assignment,” “investment advisor,” “security,” and “making available significant managerial assistance” shall have the same meaning as such terms have in the Investment Company Act, subject to such exemption as may be granted by the Commission by any rule, regulation, or order. Where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation, or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The neuter pronoun, as used herein, includes the masculine, feminine and neuter gender. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

9.9 Electronic Delivery of Information.  The Advisor shall be entitled, to the extent permitted by applicable law and regulations and the Company’s policies, to transmit statements, reports, privacy notices and any other documents, information or communications (collectively, the “Investment Documents”) relating to this Agreement to the Company’s security holders (a) solely by means of granting the Company’s security holders access to an internet website designated by the Advisor (the “Reporting Site”), with such parameters regarding access and availability of information for review as the Advisor deems reasonably necessary to protect the confidentiality and proprietary nature of the information contained therein (including, without limitation, establishing password protections for access to the Reporting Site), (b) through electronic mail to the e-mail addresses provided by the Company’s security holders to the Advisor, (c) via facsimile or (d) via other electronic means. The Advisor shall notify the Company’s security holders that such Investment Documents are available on the Reporting Site for viewing, printing and downloading. The Company’s security holders shall have the right to obtain upon request to the Advisor written copies of the Investment Documents contained on the Reporting Site.

9.10 Entire Agreement.  This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof.

[Signature pages follow.]

IN WITNESS WHEREOF, the Company and the Advisor have caused this Agreement to be executed as of the day and year first above written.

NGP CAPITAL RESOURCES COMPANY

By:	Name: Title:

OAK HILL ADVISORS, L.P.

By:	Name: Title:

[Signature page to Investment Advisory Agreement]

EXHIBIT B

 FORM OF PROPOSED ADMINISTRATION AGREEMENT

THIS AGREEMENT dated as of [           ], 2014 (this “Agreement”), by and between NGP Capital Resources Company, a Maryland corporation (the “Company”), and Oak Hill Advisors, L.P., a Delaware limited partnership (the “Administrator”).

WHEREAS, the Company is a closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has further elected to be treated as a regulated investment company (“RIC”) for tax purposes; and

WHEREAS, the Company deems it advisable to retain the Administrator to furnish certain administrative services to the Company, and the Administrator wishes to be retained to provide such services, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Administrator hereby agree as follows:

SECTION 1

DUTIES OF THE ADMINISTRATOR

1.1 Engagement of Administrator.  Commencing on the date hereof, the Company engages and retains the Administrator to act as administrator of the Company, and to provide, or arrange for suitable third parties to provide, the administrative services, personnel, and facilities described below, subject to supervision of the Board of Directors of the Company (the “Board”), for the period and on the terms and conditions set forth in this Agreement. The Administrator hereby accepts such engagement and agrees during such period to provide, or arrange for suitable third parties to provide, such services and to assume the obligations herein set forth subject to the reimbursement of costs and expenses provided for below. The Administrator and such others shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized herein, have no authority to act for or represent the Company in any way or otherwise be deemed agents of the Company.

1.2 Services.  Except to the extent that the provision of any such service is allocated to the Administrator pursuant to the Investment Advisory Agreement dated [           ], 2014 (the “Advisory Agreement”), between the Company and the Administrator in its capacity as the investment advisor of the Company (the “Advisor”), the Administrator shall provide (or oversee, or arrange for, suitable third parties to provide) all administrative services necessary for the operation of the Company and the conduct of its business. Such administrative services shall include the following:

(a)	providing the Company with such office space, equipment, facilities, and supplies; the services of such clerical, bookkeeping, record keeping, and other personnel of the Administrator; and such other services as the Administrator, subject to review by the Board, shall from time to time determine to be necessary, useful, or required for the reasonable conduct of the business of the Company;
(b)	on behalf of the Company, conducting relations with custodians, depositories, transfer agents, dividend disbursing agents, other security holder servicing agents, accountants, auditors, attorneys, underwriters, brokers and dealers, regulatory bodies, corporate fiduciaries, insurers, banks, consultants, investors and prospective investors of the Company, and such other persons in any such other capacity as may be requested by the Company or may be reasonably necessary or desirable for the conduct of the business of the Company;
(c)	making reports to the Board of its performance of obligations hereunder and furnishing advice and recommendations with respect to such other aspects of the business and affairs of the Company as it shall determine to be desirable; provided that nothing herein shall be construed to require the Administrator to, and the Administrator shall not, pursuant to this Agreement, provide any advice or recommendation relating to the securities and other assets that the Company should purchase, retain, or sell or any other investment advisory services to the Company;
(d)	maintaining the financial and other books and records that the Company is required to maintain; preparing such accounting and other reports and documents as may be necessary or appropriate for the reasonable conduct of the business of the Company, and preparing reports to security holders, and reports and other materials filed with the Securities and Exchange Commission (the “SEC”), the Financial Industry Regulatory Authority (“FINRA”) or any other regulatory body;
(e)	providing on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to make available such assistance;
(f)	assisting the Company in determining and publishing the Company’s net asset value and the preparation and filing of the Company’s tax returns, and the printing and dissemination of reports to investors of the Company, and generally assisting in the payment of the Company’s expenses and the performance of administrative, professional and other services rendered to the Company by others; and
(g)	providing such other administrative services with respect to the business and affairs of the Company as the Administrator shall deem to be desirable or appropriate.

1.3 Legal Compliance; Workers’ Compensation Insurance.  In performing its services under this Agreement, the Administrator shall comply with all applicable provisions of the Investment Company Act, federal law, and New York laws, including all laws relating to the provision of services and employment laws. The Company shall not be considered to be an employer or co-employer of the employees of the Administrator for any purpose. The Administrator shall carry workers’ compensation insurance coverage for its employees.

1.4 Sub-Administrators.  The Administrator is authorized to enter into one or more sub-administration agreements with other service providers (each a “Sub-Administrator”) pursuant to which the Administrator may obtain the services of the service providers in fulfilling its responsibilities hereunder. Any such sub-administration agreement shall be in accordance with the requirements of the Investment Company Act and other applicable federal and state law and shall contain a provision requiring the Sub-Administrator to comply with Sections 2 and 3 below as if it were the Administrator.

SECTION 2

RECORDS

2.1 Records.  The Administrator agrees to maintain and keep all books, accounts, and other records of the Company that relate to activities performed by the Administrator hereunder and, if required by the Investment Company Act, will maintain and keep such books, accounts, and records in accordance with such Act. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, the Administrator agrees that all records which it maintains for the Company shall at all times remain the property of the Company, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records that it maintains for the Company pursuant to Rule 31a-1 under the Investment Company Act will be preserved for the periods prescribed by Rule 31a-2 under the Investment Company Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form. The Administrator shall have the right to retain copies of such records subject to observance of its confidentiality obligations under this Agreement.

2.2 Compliance Program.  The Administrator has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as defined in Rule 38a-1 under the Investment Company Act) by the Administrator. The Administrator has provided the Company, and shall in the future provide the Company, at such times as the Company may reasonably request, with a copy of such policies and procedures. In addition, the Administrator shall provide to the Company, at such time as the Company may reasonably request, a written report that addresses the operation of the policies and procedures; such report shall be of sufficient scope and sufficient detail, as may reasonably be required to comply with Rule 38a-1 and to provide reasonable assurance that any material weaknesses in the design or implementation of the policies and procedures would be disclosed by such examination, and, if there are no such weaknesses, the report shall so state.

SECTION 3

CONFIDENTIALITY

The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto, including nonpublic personal information pursuant to Regulation S-P of the SEC, shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party, without the prior written consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by any regulatory authority, any authority or legal counsel of the parties hereto, by judicial or administrative process, or otherwise by applicable law or regulation.

SECTION 4

COMPENSATION; ALLOCATION OF COSTS AND EXPENSES

In full consideration of the provision of the services of the Administrator pursuant to this Agreement, the Company shall pay directly or promptly reimburse the Administrator for all costs and expenses incurred by the Administrator in performing its obligations and providing personnel and facilities hereunder. The Company will bear all costs and expenses that are incurred in its operation and transactions and not specifically assumed by the Advisor pursuant to the Advisory Agreement, including any and all fees payable pursuant to the Advisory Agreement and those relating to:

(a)	any and all fees, costs and expenses incurred in connection with the origination, evaluation, discovery, investigation, development, negotiation or monitoring of transactions (whether or not consummated), including loan fees, private placement fees, brokerage and sales commissions, oversight servicer and servicer fees (including fixed and/or performance fees), appraisal fees, research fees, dealer spreads, interest and clearing and settlement charges, commitment fees, transfer taxes and premiums, underwriting commissions and discounts, expenses relating to short sales, fees and expenses related to market data (including expenses incurred in connection with any multimedia, analytical, database, news or third-party research or information services and any computer hardware and connectivity hardware (e.g., terminals and telephone and fiber optic lines) incorporated into the cost of obtaining such research and market data), legal, accounting, auditing, investment banking, third-party industry and due diligence experts (including for credit and risk analytics, loss mitigation, real estate and real estate related matters), finders, originators, consulting (including fixed and/or performance fees), filing and other professional fees, communications (including internet access fees and cellular phone charges associated with the Advisor’s investment professionals), travel, and all other expenses (including fees, costs and expenses payable to Affiliates of the Administrator) related to the origination, evaluation, discovery, investigation, development, negotiation or monitoring of potential or actual transactions (whether or not consummated);
(b)	any and all fees, costs and expenses incurred in connection with the carrying or management of investments, including custodial, trustee, record keeping and other administration fees and expenses, operations fees and expenses and reconciliation expenses;
(c)	any and all fees, costs and expenses incurred in implementing or maintaining third-party or proprietary software tools, programs or other technology for the benefit of the Company (including any and all costs and expenses of any investment, books and records, portfolio compliance and reporting systems such as “Wall Street Office,” “Everest” (Black Mountain) and similar systems and services, including consultant, software licensing, data management and recovery services fees and expenses);

(d)	federal, state, and local taxes and fees and governmental charges, including transfer taxes, premiums and entity-level taxes and filing fees, incurred by, levied upon or payable by the Company;
(e)	any and all costs and expenses incurred in connection with the incurrence of indebtedness, including borrowings, dollar rolls, reverse purchase agreements, credit facilities, securitizations, margin financing and derivatives and swaps;
(f)	any and all costs and expenses (including fees and disbursements) of attorneys, auditors, accountants and consultants relating to Company matters, including expenses incident to the documentation for, and consummation of, transactions (including costs and expenses of in-house professionals, employees and related administrative personnel, (including personnel of the Administrator responsible for conducting reconciliation, portfolio compliance and reporting or otherwise for implementing, maintaining and supervising the procedures relating to the books and records of the Company) inclusive of their allocated overhead (including all costs and expenses on account of rent and related expenses (e.g., utilities), salaries, wages, bonuses, employee benefits, furnishings and office expenses));
(g)	any and all fees, costs and expenses payable to the SEC, FINRA or any other regulatory bodies and any fees and expenses of state securities regulatory authorities, in each case, only with respect to matters pertaining to the Company;
(h)	any and all costs and expenses of preparing, printing, filing, and distributing reports and notices to investors, regulatory bodies, including the SEC and FINRA, and NASDAQ and any other securities exchange, in each case, only with respect to matters pertaining to the Company;
(i)	any and all costs and expenses (including accounting, legal or regulatory fees and expenses) incurred to comply with any law or regulation related to the activities of the Company (including legal or regulatory fees and expenses in connection with ongoing compliance, filing and reporting obligations under the Dodd-Frank Wall Street Reform Act, Investment Company Act, or any other applicable laws, including filing fees and expenses and expenses related to the preparation and filing of regulatory filings) or incurred in connection with any litigation or governmental inquiry, investigation or proceeding involving the Company;
(j)	any and all costs and expenses incurred in connection with proxy solicitation and any meeting of the security holders, directors or committee of the Company relating to the Company (and ancillary activities related thereto);
(k)	to the extent allocable for the provision of the investment advisory or investment management services required to be provided to the Company by the Advisor under the Advisory Agreement, overhead costs and expenses (including all costs and expenses on account of rent and related expenses (e.g., utilities), furnishings and office expenses but, pursuant to Section 4.2 of the Advisory Agreement, excluding wages, salaries and benefits) of the Advisor’s investment professionals;
(l)	any and all charges and expenses of the Company’s custodian, paying, transfer, dividend disbursing and any similar agent;
(m)	compensation and expenses of the Company’s directors who are not interested persons of the Company or the Advisor, and of any of the Company’s officers who are not interested persons of the Advisor; expenses of all directors or officers in attending meetings of the Board or security holders;
(n)	any and all costs, fees and expenses incurred in connection with the formation, organization, operation, dissolution or winding up of any special purpose vehicle of the Company;
(o)	any and all costs and expenses of administration, including printing, mailing, telephone, technology systems, Internet service, copying, secretarial and other staff, stationery, supplies, rent and related expenses (e.g., utilities), and all other expenses incurred by the Company or the Administrator in connection with administering the Company’s business, such as the Company’s allocable portion of overhead under this Agreement;

(p)	any and all costs of membership by the Company or its directors or executive officers in any trade organizations and attendance at trade or industry conferences;
(q)	any and all expenses associated with litigation, arbitration, proceedings, investigations, disputes, claims and governmental inquiries of the Company and the handling or negotiation thereof, including the amount of any judgments, fines or settlements, and other extraordinary or non-recurring expenses except, however, to the extent such expenses or amounts have been determined to be excluded from the indemnification provided for in Section 6;
(r)	any and all insurance premiums or expenses in connection with the activities of the Company, including errors, omissions, fidelity, general partner liability, directors’ and officers’ liability and similar coverage for any person acting on behalf of the Company, the Administrator or their respective Affiliates;
(s)	any and all costs and expenses of marketing or offering the Company’s common stock and other securities including registering securities under federal and state securities laws and investor and media relations;
(t)	any and all fees, costs and expenses incurred in connection with computing the value of the assets of the Company, including the costs and expenses associated with advisors, independent pricing services and third party evaluations or appraisals of the Company or its assets or its investments;
(u)	any and all costs and expenses of providing significant managerial assistance offered to the Company investments;
(v)	any and all fees and expenses (including expenses incurred by the Administrator) payable to third parties, including accountants, agents, attorneys, consultants, or other advisors in monitoring the financial and legal affairs of the Company and the Company’s investments;
(w)	any and all other fees, costs and expenses directly allocable and identifiable to the Company or its business, investments, financing or capital raising activities; and
(x)	any and all other costs and expenses incurred by the Company or the Administrator in connection with the administration of the Company’s business, including payments under this Agreement, based upon the Company’s allocable portion of internal and external overhead and other expenses incurred by the Administrator in performing its obligations under this Agreement, including occupancy, utilities, technology systems, software, data services, printing, mailing, telephone, copying, secretarial and other administrative staff, and office supplies, furniture, and equipment, and the allocable portion of the cost of the Company’s chief compliance officer and chief financial officer and their respective staffs and other personnel directly involved in the investor and media relations, capital raising or general management activities of the Company.

Notwithstanding the foregoing, the aggregate amount of costs and expenses payable (whether paid directly by the Company or by reimbursement to the Administrator) by the Company pursuant to this Section 4 and to the Advisor pursuant to Section 4.1 of the Advisory Agreement (whether paid directly by the Company or by reimbursement to the Advisor) (excluding (i) interest expense, Base Management Fees and Incentive Fees (as those terms are defined in the Advisory Agreement) payable to the Advisor pursuant to the Advisory Agreement, insurance expense and professional fees (including consulting, legal, tax, audit and engineering fees) as the Company has historically categorized such costs and expenses, (ii) all matters covered by clauses (d), (g), (h) (but, in the case of such clause (h) only, only with respect to printing, filing and distributing the reports and notices referenced therein), (i) and (q) of this Section 4, (iii) any fees, costs and expenses to be borne by the Company in connection with the transactions contemplated by that certain Stock Purchase and Transaction Agreement (the “SPATA”), dated as of July 21, 2014, between the Company, the Administrator and OHA BDC Investor, LLC and (iv) for the avoidance of doubt, any and all fees, costs and expenses accrued or incurred by, or otherwise payable by the Company to, either (1) NGP Investment Advisor, LP (“NGPIA”) pursuant to that certain investment advisory agreement, dated as of November 9, 2004, by and between the Company and NGPIA, or (2) NGP Administration, LLC (“NGPA”), pursuant to the terms of that certain administration agreement, dated as of November 9, 2004, by and between the Company and NGPA),

for the period beginning on the date hereof until [           ], 2015 (the “Anniversary Date”), shall not exceed $2,500,000 (the “Cap”). The foregoing shall in no way limit the Company’s indemnification obligations hereunder.

SECTION 5

LIMITATION OF LIABILITY OF THE ADMINISTRATOR

The Administrator (and its affiliates and direct or indirect partners and its and their officers, managers, agents, employees, controlling persons, members, and any other person or entity affiliated with the Administrator including its general partner (collectively, “Affiliates”)), shall not be liable to the Company, or any security holder of the Company, for any action taken or omitted to be taken by the Administrator in connection with the performance of any of its duties or obligations under this Agreement or otherwise as administrator for the Company.

SECTION 6

INDEMNIFICATION

6.1 Indemnification of the Administrator.  The Company shall indemnify, defend and protect the Administrator (and its Affiliates, each of whom shall be deemed a third party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs, and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened, or completed action, suit, investigation, or other proceeding whether civil, criminal, administrative, or investigative (including an action or suit by or in the right of the Company or its security holders) arising out of, relating to or otherwise based upon the performance of any of the Administrator’s duties or obligations under this Agreement or serving as an administrator of the Company (collectively, the “Indemnified Expenses”). Notwithstanding Section 5 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Administrator’s duties or by reason of the reckless disregard of the Administrator’s duties and obligations under this Agreement (as determined in accordance with the Investment Company Act and the interpretations and guidance of the SEC or its staff thereunder). Notwithstanding any termination of this Agreement, the provisions of this Section 6 of this Agreement shall remain in full force and effect, and the Indemnified Parties shall remain entitled to the benefits thereof. The satisfaction of any indemnification and any holding harmless hereunder shall be from and limited to assets of the Company. Notwithstanding the foregoing, absent a court determination that the person seeking indemnification was liable by reason of “disabling conduct” within the meaning of Section 17(h) of the Investment Company Act, the decision by the Company to indemnify such person shall be based upon the reasonable determination, based upon a review of the facts, that such person was not liable by reason of such disabling conduct, by (a) the vote of a majority of a quorum of directors of the Company who are neither “interested persons” of the Company as defined in Section 2(a)(19) of the Investment Company Act nor parties to such action, suit, or proceeding or (b) an independent legal counsel in a written opinion.

Expenses incurred by the Administrator in defending an actual or threatened civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the Administrator to repay such amount if it shall ultimately be determined that the Administrator is not entitled to be indemnified by the Company as authorized in this Section 6, provided that at least one of the following conditions precedent has occurred in the specific case: (a) the Administrator has provided security for its undertaking; (b) the Company is insured against losses arising by reason of any lawful advances; or (c) a majority of a quorum of disinterested non-party directors of the Company or an independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts, that there is reason to believe that the Administrator ultimately will be found entitled to indemnification. The advancement and indemnification provisions in this Section 6 shall apply to all threatened, pending, and completed actions, suits, or proceedings in which the Administrator is a party or is threatened to be made a party during the term of this Agreement.

For purposes of this Section 6, any provision hereof applicable to the Administrator shall also be applicable to any person serving as a direct or indirect partner of the Administrator or any of their directors, officers, employees, agents, members, committee members, controlling persons or Affiliates of the Administrator or any of the foregoing if such person is made a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding in such capacity. The indemnification and advancement provisions of this Section 6 shall be independent of and in addition to any indemnification and advancement provisions that may apply to any director, officer, employee, agent, or Affiliate of the Administrator because of any other position that such person may hold with the Company.

The Company hereby acknowledges that Indemnified Parties may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of their Affiliates or other persons (collectively, the “Other Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to Indemnified Parties are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnified Parties are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by Indemnified Parties to the extent set forth herein and shall be liable for the full amount of all Indemnified Expenses to the extent legally permitted and as required by the terms of this Agreement (or any other agreement between the Company and Indemnified Parties), without regard to any rights Indemnified Parties may have against the Other Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Other Indemnitors on behalf of Indemnified Parties with respect to any claim for which Indemnified Parties have sought indemnification from the Company shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnified Parties against the Company. The Company and Indemnified Parties agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 6.

SECTION 7

ACTIVITIES OF THE ADMINISTRATOR

The obligations of the Administrator to the Company and the services furnished by the Administrator to the Company hereunder are not exclusive. The Administrator and its Affiliates may (a) provide the same or similar services to others (including others whose business may be in direct or indirect competition with the business of the Company and serving as a manager of other investors), work for other contractors, or send helpers to work for other contractors, during the term of this Agreement and (b) hire as many helpers as the Administrator desires and determine what each helper is paid. It is contemplated that from time to time one or more Affiliates of the Administrator may serve as directors, officers, or employees of the Company or otherwise have an interest or affiliation with the Company or have the same or similar relationships with competitors of the Company. Nothing in this Agreement shall limit or restrict the right of any manager, officer, agent, or employee of the Administrator or its Affiliates, who may also be a manager, officer, agent, or employee of the Company, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business (including serving as a manager of other investors), whether of a similar nature or dissimilar nature. Neither the Administrator nor any of its Affiliates shall in any manner be liable to the Company by reason of the foregoing activities of the Administrator or such Affiliate.

SECTION 8

DURATION AND TERMINATION OF THE AGREEMENT

8.1 Duration.  This Agreement shall become effective as of the date hereof, and shall continue in effect until [           ], 2016, and subsequently for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation shall be specifically approved at least annually (a) by the vote of a majority of the directors of the Company and (b) by the vote of a majority of the Company’s directors who are not “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of the Company, in accordance with the requirements of the Investment Company Act.

8.2 Termination.  This Agreement may be terminated at any time, without payment of any penalty, by the Board, provided that 60 days’ written notice of termination be given to the Administrator at its principal place of business. The Administrator may also terminate this Agreement at any time by giving 60 days’ written notice of termination to the Company, addressed to its principal place of business, without liability.

8.3 Effect of Termination or Expiration.  The provisions of Sections 5 and 6 shall remain in full force and effect and the Administrator and its representatives shall remain entitled to the benefits thereof, notwithstanding any termination or expiration of this Agreement. Further, notwithstanding the termination or expiration of this Agreement, the Administrator shall be entitled to (a) any amounts owed under Section 4 for the period prior to the date of termination or expiration of this Agreement, and (b) all expenses payable under Section 4 for the period prior to the termination or expiration of this Agreement and expenses incurred by the Administrator as a result of the termination or expiration of this Agreement.

SECTION 9

GENERAL PROVISIONS

9.1 Governing Law.  This Agreement shall be construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and in accordance with the applicable provisions of the Investment Company Act, if any. To the extent that the applicable laws of the State of New York conflict with the applicable provisions of the Investment Company Act, if any, the Investment Company Act shall control. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement exclusively in the United States District Court for the Southern District of New York or, if such court does not have jurisdiction, the Commercial Division of the New York Supreme Court, New York County (the “Chosen Courts”), and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto and (d) agrees that service of process upon such party in any such action or proceeding shall be effective if notice is given in accordance with Section 9.4 of this Agreement.

9.2 Entire Agreement.  This Agreement is the entire contract between the parties relating to the subject matter hereof and supersedes all prior agreements between the parties relating to the subject matter hereof. In the case of any conflicts between the provisions of this Agreement and the Advisory Agreement, the provisions of the Advisory Agreement shall govern.

9.3 Amendment.  This Agreement may be amended pursuant to a written instrument by mutual consent of the parties.

9.4 Notices.  Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office.

9.5 Assignment.  This Agreement may not be assigned by a party without the consent of the other party. Notwithstanding the foregoing, the Administrator may assign this Agreement to any of its Affiliates without the consent of the Company.

9.6 Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. The neuter pronoun, as used herein, includes the masculine, feminine and neuter gender. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder.

9.7 Electronic Delivery of Information.  The Administrator shall be entitled, to the extent permitted by applicable law and regulations and the Company’s policies, to transmit statements, reports, privacy notices and any other documents, information or communications (collectively, the “Investment Documents”) relating to this Agreement to the Company’s security holders (a) solely by means of granting the Company’s security holders access to an internet website designated by the Administrator (the “Reporting Site”), with such parameters regarding access and availability of information for review as the Administrator deems reasonably necessary to protect the confidentiality and proprietary nature of the information contained therein (including, without limitation, establishing password protections for access to the Reporting Site), (b) through electronic mail to the e-mail addresses provided by the Company’s security holders to the Administrator, (c) via facsimile or (d) via other electronic means. The Administrator shall notify the Company’s security holders that such Investment Documents are available on the Reporting Site for viewing, printing and downloading. The Company’s security holders shall have the right to obtain upon request to the Administrator written copies of the Investment Documents contained on the Reporting Site.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

NGP CAPITAL RESOURCES COMPANY

By:	Name: Title:

OAK HILL ADVISORS, L.P.

By:	Name: Title:

[Signature page to Administration Agreement]

2014 ANNUAL MEETING OF STOCKHOLDERS OF

NGP CAPITAL RESOURCES COMPANY

September 29, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

↓ Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. ↓

10030303000000000000 1 092914

The Board of Directors recommends a vote "FOR THE NOMINEE" in Proposal 2 and a vote "FOR" Proposals 1, 3 and 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

2. To elect the following Class I director to hold office until the 2017 annual meeting and until his successor is duly elected and qualified.

NOMINEE:

☐ FOR THE NOMINEE — Edward W. Blessing

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

THIS PROXY IS REVOCABLE AND, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR THE NOMINEE" AND "FOR" PROPOSALS 1, 3 AND 4.

The votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

Your opinion is important to us. Please cast your vote today.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.